                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY


--------------------------------------------------------------------------------




                         RECEIVABLES PURCHASE AGREEMENT


                          dated as of January 27, 2000


                                      among

                            AGCO FUNDING CORPORATION,
                                   as Seller,

                                AGCO CORPORATION,
                                  as Servicer,

                       THE CONDUIT PURCHASERS PARTY HERETO

                      THE COMMITTED PURCHASERS PARTY HERETO

                         THE ADMINISTRATORS PARTY HERETO


                                       and

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                   "RABOBANK INTERNATIONAL", NEW YORK BRANCH,
                                    as Agent



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

PRELIMINARY STATEMENTS
ARTICLE I         DEFINITIONS............................................................................2
         Section 1.01.     Certain Defined Terms.........................................................2
         Section 1.02.     Other Terms..................................................................19

ARTICLE II        PURCHASE FACILITY.....................................................................20
         Section 2.01.     Purchase Facility............................................................20
         Section 2.02.     Incremental Purchases........................................................20
         Section 2.03.     Reinvestment Purchases.......................................................21
         Section 2.04.     Investment Reductions and Reductions in Maximum Program
                           Amount.......................................................................21
         Section 2.05.     Maximum Ownership Interests..................................................21

ARTICLE III       PAYMENTS AND COLLECTIONS..............................................................22
         Section 3.01.     Unpaid Obligations...........................................................22
         Section 3.02.     Collections Received by Seller; Deemed Collections...........................22
         Section 3.03.     Collections Prior to Termination Date........................................23
         Section 3.04.     Collections Following Termination Date.......................................23
         Section 3.05.     Application of Collections...................................................23
         Section 3.06.     Payment Requirements.........................................................24
         Section 3.07.     Collection Account...........................................................24
         Section 3.08.     Payment Rescission...........................................................25

ARTICLE IV        YIELD AND FEES........................................................................25
         Section 4.01.     Yield Payments...............................................................25
         Section 4.02.     Suspension of the Adjusted Eurodollar Rate...................................25
         Section 4.03.     Fees.........................................................................25
         Section 4.04.     Break Costs..................................................................26

ARTICLE V         REPRESENTATIONS AND WARRANTIES........................................................26
         Section 5.01.     Representations and Warranties of the Seller.................................26
         Section 5.02.     Representations and Warranties of the Servicer...............................29
         Section 5.03.     Representations and Warranties of the Purchasers.............................31

ARTICLE VI        CONDITIONS OF PURCHASES...............................................................32
         Section 6.01.     Conditions Precedent to Initial Purchase.....................................32
         Section 6.02.     Conditions Precedent to All Purchases and Reinvestment
                           Purchases....................................................................32

ARTICLE VII       COVENANTS.............................................................................33
         Section 7.01.     Affirmative Covenants of the Seller..........................................33
         Section 7.02.     Negative Covenants of the Seller.............................................39
         Section 7.03.     Affirmative Covenants of the Servicer........................................41
         Section 7.04.     Negative Covenants of the Servicer...........................................44

ARTICLE VIII      ADMINISTRATION AND COLLECTION.........................................................44
         Section 8.01.     Designation of Servicer......................................................44
         Section 8.02.     Duties of Servicer...........................................................45
         Section 8.03.     Collection Notices...........................................................46
         Section 8.04.     Responsibilities of the Seller...............................................47

         Section 8.05.     Reports and Other Information................................................47
         Section 8.06.     Servicer Fees................................................................47
         Section 8.07.     Servicer Defaults............................................................48

ARTICLE IX        EARLY AMORTIZATION EVENTS.............................................................49
         Section 9.01.     Early Amortization Events....................................................50
         Section 9.02.     Remedies.....................................................................51

ARTICLE X         INDEMNIFICATION.......................................................................51
         Section 10.01.    Indemnities..................................................................51
         Section 10.02.    Increased Cost and Reduced Return............................................55
         Section 10.03.    Taxes........................................................................57
         Section 10.04.    Other Costs and Expenses.....................................................58

ARTICLE XI        THE AGENT AND THE ADMINISTRATORS......................................................59
         Section 11.01.    Authorization and Action of Agent............................................59
         Section 11.02.    Agents' Reliance, Etc........................................................59
         Section 11.03.    Rabobank and Affiliates......................................................60
         Section 11.04.    Purchaser Credit Decision....................................................60
         Section 11.05.    Indemnification..............................................................60
         Section 11.06.    Successor Agent..............................................................61
         Section 11.07.    Authorization and Action of Administrator....................................61

ARTICLE XII       ASSIGNMENTS; PARTICIPATIONS; ADDITIONAL RELATED GROUPS................................62
         Section 12.01.    Assignments and Participations...............................................62
         Section 12.02.    Additional Related Groups....................................................64

ARTICLE XIII      MISCELLANEOUS.........................................................................65
         Section 13.01.    Waivers and Amendments.......................................................65
         Section 13.02.    Notices......................................................................66
         Section 13.03.    Ratable Payments.............................................................66
         Section 13.04.    Protection of Ownership Interests of the Purchasers..........................67
         Section 13.05.    Confidentiality..............................................................67
         Section 13.06.    Bankruptcy Petition..........................................................68
         Section 13.07.    Limitation of Liability......................................................69
         Section 13.08.    GOVERNING LAW; CONSENT TO JURISDICTION;
                           WAIVER OF OBJECTION TO VENUE.................................................69
         Section 13.09.    WAIVER OF JURY TRIAL.........................................................69
         Section 13.10.    Integration; Binding Effect; Survival of Terms...............................69
         Section 13.11.    Counterparts; Severability; Section References...............................70
         Section 13.12.    Roles........................................................................70
         Section 13.13.    Characterization; Grant of Security Interest.................................70

EXHIBITS
--------
Exhibit A-1       Form of Monthly Report
Exhibit A-2       Form of Weekly Report
Exhibit B         Form of Deposit Account Agreement
Exhibit C         Form of Investment Letter
Exhibit D         Form of Purchase Notice
Exhibit E         Form of Compliance Certificate
Exhibit F         Form of Assignment Agreement
Exhibit G         Form of Dealer Agreement


SCHEDULES
---------
Schedule I        List of Deposit Accounts and Deposit Account Banks
Schedule II       Special Concentration Limits
Schedule III      Principal Place of Business of Seller; Locations of Records; Federal Employer Identification
                  Number of Seller
Schedule IV       List of Closing Documents

         This RECEIVABLES PURCHASE AGREEMENT is entered into as of January 27, 2000 among:

         (1) AGCO FUNDING CORPORATION, a Delaware corporation, as the Seller,

         (2) AGCO CORPORATION, a Delaware corporation, as initial Servicer,

         (3) THE CONDUIT PURCHASERS party hereto,

         (4) THE COMMITTED PURCHASERS party hereto,

         (5) THE ADMINISTRATORS party hereto, and

         (6) COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK INTERNATIONAL" NEW YORK BRANCH, as Agent.

                             PRELIMINARY STATEMENTS

         WHEREAS, the Seller has entered into the Originator Sale Agreement, pursuant to which the Originator has agreed to sell, transfer and assign to the Seller from time to time the Dealer Receivables and Related Security with respect thereto on the terms and subject to the conditions set forth therein;

         WHEREAS, the Seller desires to transfer and assign Ownership Interests in the Dealer Receivables and Related Security with respect thereto to the Purchasers from time to time;

         WHEREAS, each Conduit Purchaser may, in its absolute and sole discretion, purchase Ownership Interests from the Seller from time to time, and in the event that a Conduit Purchaser declines to make any purchase, the Committed Purchasers in the relevant Related Group shall, at the request of the Seller, purchase Ownership Interests from time to time;

         WHEREAS, each Administrator has been requested and is willing to act on behalf of the Purchasers in its Related Group in accordance with the terms hereof; and

         WHEREAS, Rabobank has been requested and is willing to act as the Agent on behalf of the Purchasers in accordance with the terms hereof;

         NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted Eurodollar Rate" means for any period, a rate per annum equal to the sum of (a) 1.50%, and (b) the quotient of (i) LIBOR for such period, divided by (ii) a number equal to 1.00 minus the Eurodollar Reserve Percentage, if applicable. The Adjusted Eurodollar Rate shall be determined by the Agent and shall be rounded upward, if necessary, to the nearest 1/100th of 1%.

         "Administrator" means (i) with respect to the Related Group that includes NARCO, Rabobank in its capacity as administrator for such Related Group hereunder, and any successor thereto in such capacity and (ii) with respect to any other Related Group that may become party hereto pursuant to Section 12.02, the Person designated as such in the relevant Joinder Agreement, and any successor thereto in such capacity.

         "Administrator Agreement" means an agreement between an Administrator and the members of its Related Group relating to the performance of such Administrator's duties hereunder.

         "Adverse Claim" means a lien, security interest, charge, encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

         "Affected Party" means a Purchaser, a Conduit Funding Source or any of their respective Affiliates.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "AGCO" means AGCO Corporation, a Delaware corporation, and any successor thereto.

         "Agent" means Rabobank in its capacity as agent for the Purchasers hereunder, and any successor thereto in such capacity.

         "Agreement" means this Receivables Purchase Agreement, as it may be amended, restated, supplemented or modified and in effect from time to time.

         "Alternative Rate" means the Adjusted Eurodollar Rate, provided, however, that the "Alternative Rate" shall be equal to the Base Rate (i) for any Settlement Period not equal to a month, (ii) with respect to any portion of Investment which is not outstanding during an entire Settlement Period or which does not accrue Yield at the Alternative Rate for an entire Settlement Period,
(iii) at any time when the Adjusted Eurodollar Rate has been suspended as provided in Section 4.02 and (iv) for any Settlement Period for which the Seller so elects by delivery of a written notice to such effect to the Agent and each Administrator not later than the third Business Day prior to the commencement of such Settlement Period.

         "Asset Report" means a Monthly Report or a Weekly Report.

         "Assignment Agreement" has the meaning set forth in Section 12.01(c).

         "Authorized Officer" shall mean, with respect to the Seller or the Servicer, its respective corporate controller, treasurer or chief financial officer.

         "Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate + 0.50%.

         "Business Day" means any day on which banks are not authorized or required to close in New York, New York and, if the applicable Business Day relates to any computation or payment to be made with respect to the Adjusted Eurodollar Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

         "Carrying Cost Reserve Percentage" means, at any time, a percentage equal to:

         1.5 * (3 Month LIBOR - Average Interest Yield + 3.0%) * DSO/365

where

      3 Month LIBOR             =   LIBOR for an assumed Settlement Period of
                                    three months commencing on the immediately preceding Payment Date.

      Average Interest Yield    =   The lesser of (a) 2.5% and (b) the average
                                    Interest Yield for the three calendar month period then most recently ended. As used herein, "Interest Yield" means, with respect to any calendar month, the annualized percentage equivalent of a fraction, the numerator of which is the aggregate amount of Collections of interest received by the Servicer in respect of the Dealer
                                    Receivables during such calendar month, and the denominator of which is equal to the aggregate Outstanding Balance of all Dealer
                                    Receivables as of the last day of the
                                    immediately preceding calendar month.

      DSO                        =  The product of (i) 182, times (ii) a
                                    fraction, the numerator of which is equal to the aggregate Outstanding Balance of all Dealer Receivables as of the last day of the calendar month most recently ended on or prior to the date of determination, and the denominator of which is equal to the aggregate Outstanding Balance of all Dealer
                                    Receivables arising during the six calendar month period then most recently ended on or prior to such date.

         "Cash Control Event" means the occurrence of either of the following events: (i) the Servicer's long-term senior unsecured debt shall be rated Ba3 or lower by Moody's or BB- or lower by S&P or (ii) any Early Amortization Event.

         "Charged-Off Receivable" means a Receivable, (i) as to which the Obligor has taken any action, or suffered any event to occur, of the type described in Section 9.01(e) or (ii) which, consistent with the Credit and Collection Policy, would be written off the Seller's or the Originator's books as uncollectible.

         "Collection Account" means the account maintained in the name of Servicer at the Collection Account Bank having the account no. 81886-0067, or any new collection account established by the Servicer pursuant to Section 3.07.

         "Collection Account Bank" means Bank of America, N.A. or, if the Servicer establishes any new Collection Account pursuant to Section 3.07, the Eligible Bank at which such account is established.

         "Collection Notice" means a notice, in substantially the form of Annex A to Exhibit B, from the Agent to a Deposit Account Bank.

         "Collections" means, with respect to any Dealer Receivable, all cash collections and other cash proceeds in respect of such Dealer Receivable, including, without limitation, all yield, finance charges or other related amounts accruing in respect thereof, all cash proceeds of Related Security with respect to such Dealer Receivable and all Deemed Collections with respect to such Dealer Receivable. Without limiting the generality of the foregoing, it is understood and agreed that Collections shall include all amounts received (including insurance proceeds, if any) with respect to Dealer Receivables which have previously become Defaulted Receivables or Charged-Off Receivables.

         "Commercial Paper Notes" means the short-term promissory notes issued by a Conduit Purchaser having an original maturity of 270 days or less (including the date of issuance thereof).

         "Commitment" means, for each Committed Purchaser, the amount set forth opposite the name of such Committed Purchaser under the heading "Commitment" on the signature page to this Agreement or the Assignment Agreement or Joinder Agreement pursuant to which it became a party hereto, as such amount may be modified with the written consent of such Committed Purchaser in accordance with the terms hereof.

         "Committed Purchasers" means each Person identified on the signature pages hereof as a "Committed Purchaser" and each other Person that may become a party hereto as a "Committed Purchaser" pursuant to Section 12.02, together in each case with their respective successors and assigns.

         "Commitment Termination Date" means January 25, 2001 or such later date as may be agreed in writing from time to time by the Seller, each Committed Purchaser, each Administrator and the Agent.

         "Conduit Funding Agreement" means any agreement or instrument executed by any Conduit Funding Source with or for the benefit of a Conduit Purchaser pursuant to which such Conduit Funding Source provides liquidity, credit enhancement or back-up purchase support or facilities to such Conduit Purchaser.

         "Conduit Funding Source" means any bank, insurance company or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit Purchaser.

         "Conduit Purchaser" means NARCO or any other Person that may become a party hereto as a "Conduit Purchaser" pursuant to a Joinder Agreement as described in Section 12.02, together in each case with their respective successors and assigns.

         "Contract" means, with respect to any Dealer Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Dealer Receivable arises or which evidences such Dealer Receivable, including, without limitation, any related Dealer Agreement.

         "CP Rate" means, with respect to any Conduit Purchaser for any period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Purchaser from time to time as interest on Commercial Paper Notes (by means of interest rate hedges or otherwise and taking into consideration any incremental carrying costs associated with Commercial Paper Notes issued by such Conduit Purchaser maturing on dates other than those certain dates on which such Conduit Purchaser is to receive funds) in respect of Commercial Paper Notes issued by such Conduit Purchaser that are allocated, in whole or in part, by the related Administrator (on behalf of such Conduit Purchaser) to fund or maintain the Investment of such Conduit Purchaser during such period, as determined by the related Administrator (on behalf of such Conduit Purchaser) and reported to the Seller and the Servicer, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such Commercial Paper Notes, to the extent such commissions are reasonably allocated, in whole or in part, to such Commercial Paper Notes by the related Administrator (on behalf of such Conduit Purchaser) and (ii) other borrowings by such Conduit Purchaser, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided that if any component of such rate is a discount rate, in calculating the CP Rate the related Administrator shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; and provided further that any Conduit Purchaser which becomes a party hereto pursuant to Section 12.02 may specify a different "CP Rate" in the relevant Joinder Agreement, in which case the term "CP Rate", when used in reference to such Conduit Purchaser, shall have the meaning assigned to such term in such Joinder Agreement.

         "Credit and Collection Policy" means the Servicer's credit and collection policies and practices relating to Contracts, Dealer Receivables and Related Security existing on the date hereof, as modified from time to time in accordance with Section 7.04(b).

         "Credit Enhancement" means the product of (a) the Net Eligible Receivables Balance, times (b) the greater of (i) the Dynamic Reserve Percentage and (ii) 15%.

         "Dealer" means a Person that has entered into a Dealer Agreement with the Originator.

         "Dealer Agreement" means an agreement between the Originator and another Person that has agreed to act as a dealer for equipment manufactured or distributed by the Originator including, without limitation, any "Dealer Sales and Service Agreement" in substantially the form attached hereto as Exhibit D or any substantially similar agreement, howsoever denominated.

         "Dealer Concentration Limit" means, at any time with respect to any Dealer and its Affiliates, 1.5% of the Eligible Receivables Balance (or, if a Special Concentration Limit is in effect with respect to such Dealer and its Affiliates, such Special Concentration Limit).

         "Dealer Receivable" means the indebtedness and other obligations owed to the Seller (without giving effect to any transfer or conveyance hereunder) or in which the Seller has a security interest or other interest, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of farm machinery (other than a sale of individual parts) to a United States Dealer pursuant to a Dealer Agreement and includes, without limitation, the obligation to pay any finance, interest, late payment charges or similar charges with respect thereto; provided, however, that Dealer Receivables shall not include any indebtedness or obligations arising in connection with the sale of whole goods inventory comprised of the Spra-Coupe or Willmar products line. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Dealer Receivable separate from a Dealer Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

         "Deemed Collections" means, the aggregate of all amounts the Seller shall have been deemed to have received as a Collection of a Dealer Receivable pursuant to Section 3.02.

         "Default Ratio" means, at any time, the percentage equivalent of a fraction, the numerator of which is equal to the sum of (i) the aggregate Outstanding Balance of Dealer Receivables that were Defaulted Receivables as of the last day of the immediately preceding month, plus (ii) the aggregate Outstanding Balance of all Dealer Receivables which became Charged Off Receivables during the immediately preceding 12 months (such Outstanding Balance to be computed as of the respective dates such Dealer Receivables became Charged Off Receivables), minus (iii) the aggregate amount of Collections received in respect of such Charged Off Receivables during the immediately preceding 12 months (excluding any Collections received prior to the respective dates on which such Dealer Receivables became Charged Off Receivables), and the denominator of which is equal to the Eligible Receivables Balance as of the last day of the immediately preceding month.

         "Defaulted Receivable" means a Dealer Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment (or, if such due date has been amended in accordance with the Credit and Collection Policy, from such amended due date).

         "Deferred Reinvestment Purchase" has the meaning specified in Section 2.03.

         "Delinquent Receivable" means a Dealer Receivable that is not a Defaulted Receivable and as to which any payment, or part thereof, remains unpaid for 30 days or more from the original due date for such payment.

         "Deposit Account" means the Collection Account or any other concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

         "Deposit Account Bank" means, at any time, any of the banks holding one or more Deposit Accounts.

         "Deposit Account Agreement" means an agreement substantially in the form of Exhibit B among the Originator, the Seller, the Agent and a Deposit Account Bank.

         "Dilution" means, at any time, the amount of any reduction in the outstanding balance of a Dealer Receivable as a result of any setoff, dispute, discount, rebate, return, netting, adjustment or any other reason other than (i) payment in cash of such outstanding balance by the Obligor, (ii) credit for a trade-in of used equipment, to the extent such credit simultaneously gave rise to a new Dealer Receivable in respect of such equipment having an original Outstanding Balance equal to or greater than the amount of such reduction or
(iii) such Dealer Receivable having become a Charged-Off Receivable.

         "Dilution Ratio" means, at any time, the percentage equivalent of a fraction, the numerator of which is equal to the aggregate amount of Dilutions which occurred during the calendar month then most recently ended, and the denominator of which is equal to the original Outstanding Balance of all Dealer Receivables which arose from the sale of new equipment and for which the final payment of principal owing by the Obligor was made in the immediately preceding calendar month.

         "Dynamic Reserve Percentage" means, at any time, the sum of (i) the Loss Reserve Percentage, plus (ii) the Variable Dilution Reserve Percentage, plus (iii) the Carrying Cost Reserve Percentage.

         "Early Amortization Event" has the meaning specified in Section 9.01.

         "Eligible Bank" means a depository institution or trust company, organized under the laws of the United States or any State thereof, that (i) is a member of the Federal Deposit Insurance Corporation, (ii) has a combined capital and surplus of not less than $50,000,000, (iii) has (or is a subsidiary of a Person that has) a long-term unsecured debt rating of at least A or better by S&P and A2 or better by Moody's and (iv) has been approved in writing by each Administrator, such approval not to be unreasonably withheld.

         "Eligible Receivable" means, at any time, a Dealer Receivable that satisfies each of the following criteria:

                  (a) the representations and warranties set forth in Sections 5.01(i) and 5.01(j) are true and correct with respect to such Dealer Receivable,

                  (b) the Obligor of such Dealer Receivable is a Dealer and is not an Affiliate of the Seller or the Originator,

                  (c) such Dealer Receivable arises under a Dealer Agreement substantially in the form attached hereto as Exhibit D (or in such other form as shall have been approved in writing by the Agent, such approval not to be unreasonably withheld), which, together with such Dealer Receivable, is in full force and effect and has not been terminated and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense or contingency;

                  (d) such Dealer Receivable is denominated and payable only in United States dollars in the United States,

                  (e) the Obligor of such Dealer Receivable (i) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has an office in the United States; and (ii) is not a government or a governmental subdivision or agency,

                  (f) such Dealer Receivable is evidenced by an invoice issued pursuant to a Dealer Agreement and constitutes an "account" or "chattel paper" within the meaning of Section 9-105 and Section 9-106, respectively, of the UCC of all applicable jurisdictions,

                  (g) such Dealer Receivable is not a Defaulted Receivable or a Charged-Off Receivable,

                  (h) the Obligor of such Dealer Receivable has not been served with a notice by or on behalf of the Servicer, notifying such Obligor of breaches committed and unremedied by it of any Contract related to such Dealer Receivable (including, without limitation, any refusal or failure of such Dealer to account to the Servicer for the proceeds of the sale of Equipment) during the immediately preceding twelve (12) calendar months,

                  (i) such Dealer Receivable was generated in the ordinary course of the Originator's business from the sale of equipment to the Obligor by the Originator, and not by any other Person (in whole or in part),

                  (j) such Dealer Receivable complies in all material respects with all applicable requirements of the Credit and Collection Policy and has not had its payment terms extended,

                  (k) such Dealer Receivable is required to be paid in full within twenty-four (24) months of the date of determination,

                  (l) either (i) the Dealer Agreement under which such Dealer Receivable arises provides for interest to accrue on the Outstanding Balance of such Dealer Receivable prior to its final due date at a rate per annum equal to or greater than the rate of interest published in the New York edition of the Wall Street Journal as the prime rate (or, if such rate is not so published, the rate of interest publicly announced by the Agent as its prime or reference rate) plus 2% or (ii) such Dealer Receivable is required to be paid in full within twelve
         (12) months of the date such Dealer Receivable arises; provided that Dealer Receivables which satisfy all criteria in this definition other than this clause (l) may be treated as Eligible Receivables hereunder so long as the aggregate Outstanding Balance of such Dealer Receivables does not exceed 20% of the aggregate Outstanding Balance of all Dealer Receivables,

                  (m) such Dealer Receivable arises from the sale of new equipment; provided that Dealer Receivables arising from the sale of used equipment may be treated as Eligible Receivables hereunder so long as the aggregate Outstanding Balance of such Dealer Receivables does not exceed 25% of the aggregate Outstanding Balance of all Dealer Receivables,

                  (n) the Outstanding Balance of such Dealer Receivable (i) when combined with the aggregate Outstanding Balance of all other Eligible Receivables owing by the same Dealer or any Affiliate of such Dealer, would not exceed the applicable Dealer Concentration Limit and (ii) when combined with the aggregate Outstanding Balance of all other Eligible Receivables owing from Dealers located in the same State, would not exceed 10% of the Eligible Receivables Balance,

                  (o) the outstanding balance of such Dealer Receivable is due and payable in full upon the Dealer's sale of the related Equipment,

                  (p) the outstanding principal balance of such Dealer Receivable does not exceed the purchase price for the related Equipment payable by the Dealer,

                  (q) such Dealer Receivable arises under a Dealer Agreement which (i) does not require the Obligor under such Dealer Agreement to consent to the transfer, sale or assignment of the rights and duties of the Seller under such Dealer Agreement, (ii) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review such Dealer Agreement, and
         (iii) contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the Originator,

                  (r) such Dealer Receivable, together with the Dealer Agreement and each other Contract related thereto, does not contravene any law, rule or regulation applicable thereto to an extent which would in any way impair the ability of the Servicer to ultimately collect any and all amounts payable in respect of such Dealer Receivable, and

                  (s) which the Agent has not designated, in its reasonable business judgment and in good faith applying the credit criteria customarily applied by the Agent in transactions of this type, upon
         (30) days' notice to the Seller, as no longer eligible for transfer hereunder.

         "Eligible Receivables Balance" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time.

         "Equipment" means, with respect to any Dealer Receivable, the equipment the sale or financing of which gave rise to such Dealer Receivable and all financing statements or other filings relating thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, as amended from time to time.

         "Eurodollar Reserve Percentage" means for any day, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against

Eurocurrency Liabilities (as defined therein), if such liabilities were outstanding. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it in good faith.

         "Fee Letter" means (i) with respect to the Related Group that includes NARCO, that certain fee letter dated as of the date hereof, among the Seller, NARCO and Rabobank, as Administrator for such Related Group, as the same may be amended or modified and in effect from time to time and (ii) with respect to any other Related Group, the fee letter entered into among the Seller, the related Conduit Purchaser for such Related Group and the related Administrator on or prior to the date on which the members of such Related Group become parties hereto, as the same may be amended or modified and in effect from time to time.

         "Incremental Purchase" means a purchase of Ownership Interests which increases the total outstanding Investment hereunder.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) obligations under any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Independent Director" shall mean a member of the Board of Directors of the Seller (i) who is not at such time, and has not been at any time during the preceding five (5) years, (A) a director, officer, employee or affiliate of the Seller, the Originator, or any of their respective Subsidiaries or Affiliates,
(B) the direct, indirect or beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of the Seller, the Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights or (C) a Person related to any Person referred to in clauses (A) or (B) and (ii) who (A) has prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (B) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

         "Intended Tax Characterization" has the meaning specified in Section 10.03(h).

         "Investment" means, with respect to any Ownership Interest at any time,
(A) the original amount paid for such Ownership Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Investment in accordance with the terms and conditions of this Agreement, provided, however, that such Investment of such Ownership Interest shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must be returned for any reason.

         "Joinder Agreement" means an agreement, in form and substance reasonably satisfactory to each of the parties hereto, entered into among each of the parties hereto and the members of a new Related Group pursuant to Section 12.02.

         "LIBOR" means, for any Settlement Period, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Settlement Period which appears at Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days before the first day of such Settlement Period. If the Agent is unable to determine LIBOR by reference to Telerate Page 3750 on any applicable interest determination date, LIBOR shall be the rate (rounded upward as described above, if necessary) for deposits in dollars for a period substantially equal to such Settlement Period on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) two Business Days before the first day of such Settlement Period. If the Agent is unable to determine LIBOR for any period by reference to either the Telerate Page 3750 or the Reuters Screen LIBO Page, then LIBOR for that Settlement Period will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Settlement Period which are offered by the Reference Bank in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Settlement Period.

         "Lock-Box" means a locked postal box to which Obligors remit Collections and with respect to which a Deposit Account Bank has been granted exclusive access for the purpose of retrieving and processing such Collections.

         "Loss Reserve Percentage" means, at any time, 2.0 times the highest Default Ratio during the twelve (12) complete calendar month period then most recently ended.

         "Majority Purchasers" means, at any time, Committed Purchasers having in the aggregate Commitments in excess of 66-2/3% of the aggregate Commitments hereunder; provided that from and after the Termination Date, "Majority Purchasers" shall mean the Purchasers owning in excess of 66-2/3% of the Investment at such time.

         "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of the Seller, the Originator and its Subsidiaries or the Servicer, (ii) the ability of the Seller, the Originator or the Servicer to perform its obligations under this Agreement or the Originator Sale Agreement, (iii) the legality, validity or enforceability of this Agreement or the Originator Sale Agreement, (iv) the Seller's or any Purchasers' interest in the Dealer Receivables generally or in any significant portion of the Dealer Receivables, the Related Security or the Collections with respect thereto, or
(v) the collectibility of the Dealer Receivables generally or of any material portion of the Dealer Receivables.

         "Maximum Program Amount" means $250,000,000.

         "Monthly Report" means a report, in substantially the form of Exhibit A-1 hereto, furnished by the Servicer to the Agent pursuant to Section 8.05.

         "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

         "NARCO" means Nieuw Amsterdam Receivables Corporation, a Delaware corporation, together with its successors and permitted assigns.

         "Net Eligible Receivables Balance" means, at any time, an amount equal to (a) the Eligible Receivables Balance minus (b) the product of (i) the Planned Dilution Ratio, times (ii) the New Equipment Receivables Percentage, times (iii) the Eligible Receivables Balance.

         "New Equipment Receivables Percentage" means, at any time, the aggregate Outstanding Balance of the Dealer Receivables which arose from the sale of new equipment, expressed as a percentage of the aggregate Outstanding Balance of all Dealer Receivables.

         "Obligor" means a Dealer or any other Person obligated to make payments pursuant to a Contract, including any guarantor.

         "Originator" means AGCO, in its capacity as seller under the Originator Sale Agreement.

         "Originator Sale Agreement" means that certain Receivables Sale Agreement, dated as of the date hereof, between the Originator and the Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Other Taxes" has the meaning specified in Section 10.03(b).

         "Outstanding Balance" means, with respect to any Dealer Receivable, the outstanding principal balance of such Dealer Receivable.

         "Ownership Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Investment in (i) each Dealer Receivable existing at such time, (ii) all Related Security with respect to each such Dealer Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Dealer Receivable. Each such undivided percentage interest shall equal:

                                        I
                                   -----------
                                   (NERB - CE)

where:

         I        =    the Investment of such Ownership Interest.

         CE       =    the Credit Enhancement.

         NERB     =    the Net Eligible Receivables Balance.

Each Ownership Interest shall be computed on its date of purchase and recomputed (or deemed recomputed) on each day prior to the Termination Date on which the Investment associated with such Ownership Interest, the Credit Enhancement or the Net Eligible Receivables Balance changes. The variable percentage represented by any Ownership Interest as computed (or deemed recomputed) as of the close of the Business Day immediately preceding the Termination Date shall remain constant at all times after the Termination Date.

         "Payment Date" means (i) the first day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) and (ii) from and after the occurrence of an Early Amortization Event, each additional Business Day designated as a "Payment Date" by the Agent.

         "Payment Rate" means, at any time, the percentage equivalent of a fraction, the numerator of which is equal to the original Outstanding Balance of all Dealer Receivables for which the final payment of principal owing by the Obligor was made in the immediately preceding calendar month, and the denominator of which is equal to the aggregate Outstanding Balance of all Dealer Receivables as of the last day of the immediately preceding calendar month.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means each employee benefit plan (as defined in Section 3(3) of ERISA currently sponsored, maintained or contributed to by Seller or any trade or business (whether or not incorporated) that is treated as a single employer with the Seller under

Section 414 of the Code (an "ERISA Affiliate") or with respect to which Seller or any ERISA Affiliate has any liability.

         "Planned Dilution" means, with respect to any calendar month, the aggregate amount of reserves accrued on the accounting books of the Originator and the Seller with respect to program discounts expected to be taken by the Dealers at the time of settlement, as calculated by the Servicer on the last day of the immediately preceding calendar month in accordance with the accounting practices of the Originator as in effect on the date hereof.

         "Planned Dilution Amount" means an amount, determined as of the Business Day immediately preceding the Termination Date, equal to the sum of (a) the Planned Dilution for the calendar month then most recently ended plus (b) the product of (i) the Variable Dilution Reserve Percentage and (ii) the Net Eligible Receivables Balance.

         "Planned Dilution Ratio" means, with respect to any calendar month, the percentage equivalent of a fraction, the numerator of which is equal to the aggregate Planned Dilution for such calendar month, and the denominator of which is equal to the aggregate Outstanding Balance of the Dealer Receivables which arose from the sale of new equipment as of the last day of the immediately preceding calendar month.

         "Potential Early Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Early Amortization Event.

         "Prime Rate" means the rate announced by Rabobank from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Rabobank in connection with extension of credit to debtors.

         "Pro Rata Share" means, for each Committed Purchaser, a percentage equal to the Commitment of such Committed Purchaser divided by the aggregate of the Commitments of all other Committed Purchasers in the same Related Group.

         "Purchase" means an Incremental Purchase or a Reinvestment Purchase.

         "Purchase Notice" has the meaning set forth in Section 2.02.

         "Purchaser" means a Conduit Purchaser or a Committed Purchaser.

         "Rabobank" means Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, and any successor thereto.

         "Records" means, with respect to any Dealer Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Dealer Receivable, any Related Security therefor and the related Obligor.

         "Reference Bank" means, with respect to any Settlement Period to which any portion of the Investment of a Related Group has been allocated, the Administrator for such Related Group or such other bank as the Administrator for such Related Group shall reasonably and in good faith designate with the consent of each Purchaser in such Related Group.

         "Reinvestment Purchase" has the meaning set forth in Section 2.03.

         "Related Group" means (i) NARCO, as a Conduit Purchaser, and Rabobank, as a Committed Purchaser and as Administrator, together with their respective successors and assigns or (ii) any other group of Purchasers and their related Administrator that shall become a party hereto as a "Related Group" pursuant to
Section 12.02, together with their respective successors and assigns.

         "Related Group Limit" means, with respect to any Related Group, the aggregate Commitments of the Committed Purchasers in such Related Group. As of the date hereof, the Related Group Limit for the Related Group that includes NARCO is $250,000,000.

         "Related Security" means, with respect to any Dealer Receivable:

                  (i) all of the Seller's interest in the Equipment or other inventory and goods (including returned, foreclosed or repossessed inventory or goods) the financing or sale of which by the Originator gave rise to such Dealer Receivable, and all insurance contracts with respect thereto,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Dealer Receivable, whether pursuant to the Dealer Agreement related to such Dealer Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Dealer Receivable,

                  (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Dealer Receivable whether pursuant to the Dealer Agreement related to such Dealer Receivable or otherwise,

                  (iv) the related Dealer Agreement and all service contracts and other agreements associated with such Dealer Receivable,

                  (v) all Records related to such Dealer Receivable,

                  (vi) to the extent relating to such Dealer Receivable, all of the Seller's right, title and interest in, to and under the Originator Sale Agreement in respect of such Dealer Receivable, and

                  (vii) all proceeds of any of the foregoing.

         "Reporting Date" means the 15th Business Day following the end of each calendar month.

         "Reuters Screen LIBO Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the applicable page on such service for the purpose of displaying the London interbank rates of major banks for deposits in U.S. dollars.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "Seller" means AGCO Funding Corporation, a Delaware corporation, and any successor thereto.

         "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Dealer Receivables.

         "Servicer Default" has the meaning set forth in Section 8.07.

         "Servicer Fee" has the meaning set forth in Section 8.06.

         "Settlement Period" means each period from and including the immediately preceding Payment Date (or, in the case of the initial Settlement Period, the date of the initial Purchase hereunder) to but excluding the next succeeding Payment Date.

         "Special Concentration Limit" means, at any time, with respect to all of the Dealer Receivables owing from a single Obligor, together with Dealer Receivables owing from its Affiliates, the amount set forth on Schedule II next to such Obligor's name; provided that the Agent may, with the consent of the Majority Purchasers, at any time, in its sole discretion, reduce or increase the Special Concentration Limit for any Obligor upon not less than three (3) Business Days' notice to the Seller; provided further that in no event shall the Special Concentration Limit of any single Obligor be reduced so that the Dealer Receivables owing from such single Obligor together with the Dealer Receivables owing from its Affiliates are required to be less than 1.50% of the aggregate of all Dealer Receivables.

         "Subordinated Note" has the meaning specified in the Originator Sale Agreement.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Taxes" has the meaning specified in Section 10.03(a).

         "Telerate Page 3750" means the display on Bridge Telerate, Inc. (or any successor service) on page 3750 (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for deposits in U.S. dollars.

         "Termination Date" means the earliest to occur of (i) the Commitment Termination Date, (ii) the Business Day immediately prior to the occurrence of an Early Amortization Event set forth in Section 9.01(e), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Early Amortization Event, (iv) the date which is 30 days after the Agent's receipt of written notice from the Seller that it wishes to terminate the facility evidenced by this Agreement and (v) January 27, 2005.

         "Transaction Documents" means, collectively, this Agreement, each Purchase Notice, the Originator Sale Agreement, each Joinder Agreement, each Deposit Account Agreement, the Fee Letters, the Subordinated Note and all other instruments, documents and agreements executed and delivered in connection herewith.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         "United States Dealer" means a Dealer that is located in the United States or that remits payments to a Lock-Box or Deposit Account located in the United States.

         "Unpaid Obligations" means, at any time, the aggregate outstanding Investment hereunder together with all other indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Seller to the Agent, any Administrator, any Purchaser or any other Affected Party, arising under or in connection with this Agreement or any of the other Transaction Documents or the transactions contemplated thereby and shall include, without limitation, all Yield, fees, expense reimbursements, indemnifications, and other amounts due or to become due from the Seller under the Transaction Documents, including, without limitation, Yield, fees and other obligations that accrue after the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar proceeding with respect to the Seller.

         "Variable Dilution" means, with respect to any calendar month, the aggregate amount of Dilution occurring with respect to the Dealer Receivables during such calendar month in excess of the Planned Dilution for such calendar month.

         "Variable Dilution Ratio" means, with respect to any calendar month, a percentage equal to the Dilution Ratio minus the Planned Dilution Ratio.

         "Variable Dilution Reserve Percentage" means, at any time, a percentage equal to the product of (i) 2.0 times, (ii) 1 minus the Loss Reserve Percentage, times (iii) the New Equipment Receivables Percentage, times (iii) the highest three month rolling average

Variable Dilution Ratio during the twelve complete calendar month period then most recently ended.

         "Weekly Report" means a report, in substantially the form of Exhibit A-2 hereto, furnished by the Servicer to the Agent pursuant to Section 8.05.

         "Year 2000 Problem" means any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of the Seller, the Servicer or the Originator or any of their respective Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

         "Yield" means, for each respective Settlement Period related to each Ownership Interest, an amount equal to:

                           YRT  x  C  x     ED
                                            360

                  where:            YRT     =        the Yield Rate  applicable  to such  Ownership  Interest for such Settlement Period;

                                    C       =        the amount of Investment of such Ownership Interest; and

                                    ED      =        the actual number of days
                                                     elapsed during such
                                                     Settlement Period.

         "Yield Rate" means, for any Settlement Period and any Ownership
Interest:

                  (a) if the holder of such Ownership Interest is a Conduit Purchaser, (i) to the extent such Conduit Purchaser funds or maintains its Investment for such Settlement Period through the issuance of Commercial Paper Notes, the CP Rate and (ii) to the extent such Conduit Purchaser does not fund or maintain its Investment for such Settlement Period through the issuance of Commercial Paper Notes, the Alternative Rate; and

                  (b) if the holder of such Ownership Interest is a Committed Purchaser, the Alternative Rate;

provided that from and after the occurrence and during the continuation of an Early Amortization Event, the Yield Rate for all Ownership Interests shall, if so declared by the Agent pursuant to Section 9.02, be equal to the Base Rate plus 2%.


         Section 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II
                                PURCHASE FACILITY

         Section 2.01. Purchase Facility. Upon the terms and subject to the conditions hereof, the Seller may, at its option from time to time, sell and assign and, upon payment of the purchase price therefor, hereby sells and assigns Ownership Interests to the Purchasers. In accordance with the terms and conditions set forth herein, each Conduit Purchaser may, at its option, purchase, or if such Conduit Purchaser shall decline to purchase, the Committed Purchasers in its Related Group shall purchase, Ownership Interests from time to time during the period from the date hereof to but not including the Termination Date; provided that in no event shall any Incremental Purchase be made hereunder to the extent that, after giving effect thereto, either (i) the aggregate Investment held by the Purchasers in any Related Group would exceed the Related Group Limit for such Related Group or (ii) the aggregate Investment held by all Purchasers hereunder would exceed the Maximum Program Amount. Each Incremental Purchase to be made hereunder shall be made ratably among the Related Groups in accordance with their respective Related Group Limits.

         Section 2.02. Incremental Purchases. The Seller shall provide each Administrator with at least three Business Days' prior notice in a form set forth as Exhibit D hereto of each Incremental Purchase (a "Purchase Notice"). Except as set forth below, each Purchase Notice shall be irrevocable and shall specify the requested increase in the aggregate Investment outstanding hereunder (which shall not be less than $10,000,000) and date of purchase (which, in the case of any Incremental Purchase (after the initial purchase hereunder), may be on any Business Day) and, in the case of an Incremental Purchase which is to be funded by the Committed Purchasers (which Incremental Purchase shall be so funded in the event of a Conduit Refusal (as defined hereinbelow), provided the Seller does not cancel the Purchase Notice) the requested Alternative Rate. Following receipt of a Purchase Notice, each Administrator will determine whether the Conduit Purchaser in its Related Group agrees to make the portion of the Incremental Purchase to be made by its Related Group. Each Administrator shall, on or prior to the proposed date of purchase, notify the Seller if its Conduit Purchaser declines to make the portion of the Incremental Purchase to be made by its Related Group (a "Conduit Refusal"), and, in such event, the Seller may cancel the Purchase Notice or, in the absence of such a cancellation, such portion of the Purchase shall be made by the Committed Purchasers in such Related Group. Unless it is notified of a Conduit Refusal on or prior to the date of Purchase, the Seller shall be entitled to assume that the portion of the Purchase contemplated in such Purchase Notice shall be made by the Conduit Purchasers in such Administrator's Related Group. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, the Conduit Purchasers (or if a Conduit Refusal has occurred and the Purchase Notice has not been canceled, the Committed Purchasers) participating in such Incremental Purchase shall deposit to the Seller's account at SunTrust Bank, Atlanta, Account Number 8800428503, ABA Number 061000104, in
immediately available funds, no later than 4:30 p.m. (New York time), an amount equal to (i) in the case of a Conduit Purchaser, the portion of the increase in the aggregate Investment which is to be funded by its Related Group (which portion shall be determined based on the ratio which the Related Group Limit for such Related Group bears to the aggregate of the Related Group Limits for all Related Groups hereunder) or (ii) in the case of a Committed Purchaser, such Committed Purchaser's Pro Rata Share of the portion of the increase in the aggregate Investment which is to be funded by its Related Group.

         Section 2.03. Reinvestment Purchases. On each date on which Collections are received by the Servicer prior to the Termination Date, the Seller hereby requests and the Purchasers hereby agree to make, simultaneously with such receipt and out of Collections available for such purpose pursuant to Article III, a reinvestment (each a "Reinvestment Purchase", with that portion of each and every Collection received by the Servicer that is part of any Ownership Interest, such that after giving effect to such Reinvestment Purchase, the amount of Investment of such Ownership Interest immediately after such receipt and corresponding Reinvestment Purchase shall be equal to the amount of Investment immediately prior to such receipt, provided that if on any such date the Seller does not have sufficient Dealer Receivables for the Purchasers to make Reinvestment Purchases as contemplated hereinabove, the Servicer shall set aside and be deemed to hold in trust for the benefit of the Purchasers all or such portion of such Collections which cannot on such date be used to make Reinvestment Purchases, until the next date on which Reinvestment Purchases may be made as contemplated hereinabove, on which date such Reinvestment Purchases shall be made (each a "Deferred Reinvestment Purchase").

         Section 2.04. Investment Reductions and Reductions in Maximum Program Amount. The Seller shall provide the Agent with at least five Business Days' prior written notice of any reduction in Investment from Collections requested by the Seller. Such notice shall designate (i) the date upon which any such reduction of Investment shall occur, and (ii) the aggregate amount of Investment to be reduced. Any such reduction to the Investment shall be applied ratably to the Ownership Interests of the Purchasers in accordance with the amount of Investment (if any) held by each. Further, the Seller shall have the right, upon at least ten Business Days' prior written notice to the Administrators, to terminate in whole or reduce ratably in part the unused portions of each Related Group's pro rata share of the Maximum Program Amount, provided, however, that each such partial reduction shall be in the aggregate amount of 10,000,000 or an integral multiple of $1,000,000 in excess of that amount.

         Section 2.05. Maximum Ownership Interests. The Seller shall ensure that the aggregate Ownership Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Ownership Interests of the Purchasers exceeds 100%, the Seller shall immediately pay to the Agent an amount to be applied to reduce the Investment of the Ownership Interests, such that after giving effect to such payment, the aggregate of the Ownership Interests equals or is less than 100%. Each such payment shall be allocated among the Purchasers ratably in accordance with the amount of Investment (if any) held by each.

                                   ARTICLE III
                            PAYMENTS AND COLLECTIONS

         Section 3.01. Unpaid Obligations. The Seller shall pay to each Administrator when due, for the account of the Purchasers in its Related Group,
(i) such fees as are set forth in the Fee Letter to which such Administrator is a party, (ii) all accrued and unpaid Yield with respect to the Ownership Interests of such Purchasers, (iii) all amounts payable to reduce the Ownership Interests, if required, pursuant to Section 2.05, (iv) all amounts payable pursuant to Article X, if any, and (v) if the Servicer is not AGCO or an Affiliate thereof, the Servicer Fee. If any Person fails to pay any of the Unpaid Obligations owing by such Person when due, such Person agrees to pay, on demand, interest on such amount at a per annum rate equal to the Base Rate plus 2% until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letters shall require the payment or permit the collection of any amounts of interest in excess of the maximum permitted by applicable law.

         Section 3.02. Collections Received by Seller; Deemed Collections. If at any time the Seller or any of its Affiliates receives any Collections, the Seller shall immediately pay (or cause such Affiliate to pay) such Collections to the Servicer and, at all times prior to such payment, such Collections shall be held in trust by the Seller or such Affiliate for the exclusive benefit of the Purchasers and the Agent to the extent of their interests therein. In the event any Dilution occurs with respect to a Dealer Receivable, the Seller shall be deemed to have received a Collection of such Dealer Receivable in the amount of such Dilution; provided that no such Collection shall be deemed to have been received by the Seller unless (i) if such Dilution occurs on or prior to the Termination Date, the aggregate Ownership Interests exceed 100% after giving effect to such Dilution or (ii) if such Dilution occurs after the Termination Date, the aggregate amount of Dilution that has occurred with respect to the Dealer Receivables since the Termination Date exceeds the Planned Dilution Amount. In addition, the Seller shall be deemed to have received a Collection in full of a Dealer Receivable if either (A) any of the representations or warranties in Section 5.01(i), (j) or (s) are no longer true with respect to such Dealer Receivable or (B) such Dealer Receivable shall cease to be an Eligible Receivable by reason of the Dealer's failure or refusal to account to the Servicer for the proceeds of the sale of Equipment; provided that no such Collection shall be deemed to have been received by the Seller unless either (i) the Ownership Interests exceed 100% or (ii) the Termination Date has occurred. On each Payment Date, the Seller shall pay to the Servicer an amount equal to the aggregate amount of Collections deemed to have been received by it pursuant to this Section 3.02 since the immediately preceding Payment Date; provided that, with respect to any Collections deemed to have been received by the Seller pursuant to clause (B) of the immediately preceding sentence, the Seller shall have no obligation to pay the amount of such deemed Collections to the Servicer (and the Seller's failure to do so shall not constitute an Early Amortization Event) unless the Seller has funds available to make such payment, after giving effect to the payment of all other Unpaid Obligations of the Seller then due and payable, which funds are not so applied.

         Section 3.03. Collections Prior to Termination Date. On each day prior to the Termination Date, the Servicer shall, out of Collections received by it on such day, set aside and hold in trust for the benefit of the Purchasers an amount equal to the Unpaid Obligations (exclusive of Investment) accrued through such day and not so previously set aside. Subject to Section 3.07, any Collections received by the Servicer in excess of the amounts required to be set aside for the payment of such Unpaid Obligations shall be (i) allocated to the Seller as a Reinvestment Purchase or a Deferred Reinvestment Purchase or (ii) if no Reinvestment Purchases or Deferred Reinvestment Purchases are to occur on such date or on any date prior to the next succeeding Payment Date, set aside and be deemed to be held in trust for the benefit of the Purchasers for application on the next succeeding Payment Date in accordance with Section 3.05.

         Section 3.04. Collections Following Termination Date. On the Termination Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the benefit of the Purchasers to the extent of their interest therein, all Collections received on such day for application on the next succeeding Payment Date in accordance with Section 3.05.

         Section 3.05. Application of Collections. On each Payment Date, the Servicer shall, out of Collections set aside for the benefit of the Purchasers during the most recently ended Settlement Period, pursuant to Section 3.03 or 3.04, pay the following amounts to the following Persons in the following order of priority:

                  first, if AGCO or one of its Affiliates is not then acting as the Servicer, pay to the Servicer the accrued and unpaid Servicer Fee;

                  second, pay to the Purchasers, ratably in accordance with the amounts owing to each, the accrued and unpaid Yield for their respective Ownership Interests,

                  third, pay to the Purchasers and the Administrators, ratably in accordance with the amounts owing to each, the accrued and unpaid fees then due and payable under the Fee Letters,

                  fourth, if the Termination Date has occurred or no Reinvestment Purchases or Deferred Reinvestment Purchases are to occur (and, if any such Reinvestment Purchases or Deferred Reinvestment Purchases are to occur, following such Purchases), pay to the Purchasers, ratably in accordance with the Investment held by each, an amount equal to the lesser of (i) the aggregate Investment then outstanding with respect to all Ownership Interests and (ii) the product of (x) the total Collections received in respect of the Dealer Receivables since the immediately preceding Payment Date, net of the portion of such Collections distributed pursuant to clauses first through third above and (y) the aggregate percentage interest represented by the Ownership Interests, fifth, pay to the Agent, the Purchasers and the Administrators, ratably in accordance with the amounts owing to each, the amount of all other Unpaid Obligations (other than the Servicer
         Fee) then outstanding,

                  sixth, if AGCO or one of its Affiliates is then acting as the Servicer, pay to the Servicer the accrued and unpaid Servicer Fee, and seventh,  allocate to the Seller any remaining amounts.

         Collections applied to the payment of Unpaid Obligations shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in this Section 3.05, shall be shared ratably (within each priority) among the Agent or the Administrators, as the case may be, and the Purchasers in accordance with the amount of such Unpaid Obligations owing to each of them in respect of each such priority.

         Any Collections allocated to the Seller under this Article III prior to the Termination Date shall be applied by the Servicer, on behalf of the Seller, as follows: first, pay to the Originator the purchase price for the Dealer Receivables to be purchased on such day by the Seller from the Originator in accordance with the terms of the Originator Sale Agreement; second, pay to the Originator an amount equal to all indebtedness of the Seller then outstanding under the Subordinated Note in accordance with the terms of the Originator Sale Agreement; and third, in such other manner as the Seller may direct.


         Section 3.06. Payment Requirements. All amounts to be paid or deposited by the Seller or the Servicer pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 p.m. (New York time) on the day when due in immediately available funds, and if not received before 12:00 p.m. (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser in a Related Group, they shall be paid to the Administrator for such Related Group, for the account of such Purchaser, to such account as may be specified from time to time by such Administrator in a written notice delivered to the Seller and the Servicer. All computations of Yield and per annum fees hereunder and under the Fee Letters shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

         Section 3.07.     Collection Account.

(a) The Servicer has established, and during the term of this Agreement shall maintain, the Collection Account. If, at any time, the bank at which the Collection Account is maintained ceases to be an Eligible Bank, the Servicer shall within 30 days of acquiring knowledge that such bank is no longer an Eligible Bank establish a new Collection Account with an Eligible Bank reasonably satisfactory to the Agent and shall transfer any cash and any investments held in the old Collection Account to such new Collection Account. Prior to establishing any new Collection Account with an Eligible

Bank, the Servicer shall obtain from such Eligible Bank a fully executed Deposit Account Agreement covering such new Collection Account.

(b) If at any time the Originator's long-term senior unsecured debt shall not be rated at least Ba2 by Moody's and at least BB by S&P, then, on the last Business Day of each calendar week, the Servicer shall cause all Collections received during such week to be deposited into the Collection Account until the amount on deposit therein is equal to the greater of (i) the product of the Carrying Cost Reserve Percentage in effect as of such day and the Eligible Receivables Balance as of such day and (ii) the amount of Collections required to be set aside and held in trust for the benefit of the Purchasers pursuant to Section 3.03 or 3.04, as applicable.

         Section 3.08. Payment Rescission. No payment of any of the Unpaid Obligations shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. The Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus interest on such amount at a per annum rate equal to the Base Rate plus 2.0% from the date of any such rescission, return or refunding.

                                   ARTICLE IV
                                 YIELD AND FEES

         Section 4.01. Yield Payments. On each Payment Date, the Seller shall pay to each Administrator (for the benefit of the Purchasers in its Related Group) an aggregate amount equal to the accrued and unpaid Yield for all Ownership Interests held by the members of such Related Group, such payment to be made out of Collections available for such purpose pursuant to Section 3.05.

         Section 4.02. Suspension of the Adjusted Eurodollar Rate. If any Purchaser notifies the Agent that it has determined in good faith that funding its portion of the Investment at an Adjusted Eurodollar Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Ownership Interests at such Adjusted Eurodollar Rate are not available or (ii) such Adjusted Eurodollar Rate does not accurately reflect the cost of acquiring or maintaining an Ownership Interest at such Adjusted Eurodollar Rate, then the Agent shall suspend the availability of such Adjusted Eurodollar Rate and require the Seller to select the Base Rate for any Ownership Interest accruing Yield at such Adjusted Eurodollar Rate.

         Section 4.03. Fees. The Seller shall pay all fees set forth in each Fee Letter on the dates and in the amounts set forth therein, such payment to be made out of Collections available for such purpose pursuant to Section 3.05.

         Section 4.04. Break Costs. In the event that any Purchaser shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser to make or maintain any funding with respect to its Investment) as a result of (i) any reduction to the Investment on any day other than the scheduled last day of a Settlement Period, or (ii) any Purchase not being made in accordance with a request therefor under Section 2.02 (whether because of the failure of the conditions precedent with respect to such Purchase to be satisfied or for any other reason, other than default by the relevant Purchaser), then the Seller shall, upon written demand, pay to such Purchaser the amount of such loss or expense. Such written demand (which shall include calculations in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Seller.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Section 5.01. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Agent, the Administrators and the Purchasers that:

         (a) Corporate Existence and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the absence of any such governmental license, authorization, consent or approval would not have a Material Adverse Effect.

         (b) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by the Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and the Seller's use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which the Seller is a party has been duly executed and delivered by the Seller.

         (c) No Conflict. The execution and delivery by the Seller of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it the violation or contravention of which would have a Material Adverse Effect, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound the violation or contravention of which would have a Material Adverse Effect or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on the assets of the Seller (except as created hereunder) and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Seller of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder other than those which, if not obtained, would not have a Material Adverse Effect.

         (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of the Seller's knowledge, threatened, against or affecting the Seller, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. The Seller is not in default with respect to any order of any court, arbitrator or governmental body.

         (f) Binding Effect. This Agreement and each other Transaction Document to which the Seller is a party constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (g) Accuracy of Information. All information heretofore furnished in writing by the Seller or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished in writing by the Seller or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

         (h) Use of Proceeds. No proceeds of any purchase hereunder will be used for a purpose that violates Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

         (i) Good Title. Immediately prior to each purchase hereunder, the Seller shall be the legal and beneficial owner of the Dealer Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Seller's ownership interest in each Dealer Receivable, its Collections and the Related Security.

         (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the

Agent for the benefit of such Purchaser or Purchasers shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership interest in each Dealer Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership interest in the Dealer Receivables, the Related Security and the Collections.

         (k) Places of Business. The principal place of business and chief executive office of the Seller and the offices where it keeps all of its Records are located at the address(es) listed on Schedule III or such other locations of which the Agent has been notified in accordance with Section 7.02(a) in jurisdictions where all action required by Section 13.04(a) has been taken and completed. The Seller's Federal Employer Identification Number is correctly set forth on Schedule III.

         (l) Collections. The conditions and requirements set forth in Section 7.03(g) and Section 8.02 save where, in the context of Section 8.02 only, the failure to so duly perform would not have a Material Adverse Effect, have at all times been satisfied and duly performed. The names and addresses of all Deposit Account Banks, together with the account numbers of the Deposit Accounts of the Seller at each Deposit Account Bank and the post office box number of each Lock-Box, are listed on Schedule I, as such Schedule may be updated from time to time by the Servicer.

         (m) Ownership of the Seller. The Originator owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Seller.

         (n) Not a Holding Company or an Investment Company. The Seller is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

         (o) Compliance with Law. The Seller has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to comply would not have a Material Adverse Effect.

         (p) ERISA. The Seller is not part of any Plan.

         (q) Compliance with Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy with regard to each Dealer Receivable and the related Contract, and has not made any change to such Credit and

Collection Policy, other than as permitted under Section 7.02(c), and in compliance with the notification requirements in Section 7.01(a)(i).

         (r) Payments to the Originator. With respect to each Dealer Receivable transferred to the Seller under the Originator Sale Agreement, the Seller has given reasonably equivalent value to the Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by the Originator of any Dealer Receivable under the Originator Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended.

         (s) Eligible Receivables. Except as otherwise disclosed by the Originator to the Seller and the Agent in writing in accordance with the Originator Sale Agreement, each Dealer Receivable included in the Eligible Receivables Balance on the date of its purchase under the Originator Sale Agreement was an Eligible Receivable on such purchase date, provided that if any Dealer Receivable was not an Eligible Receivable as contemplated herein the representation and warranty of the Seller contained herein shall not be regarded as breached if the Originator repurchases such Dealer Receivable under the terms of the Originator Sale Agreement or a "Purchase Price Credit" is granted to the Seller by the Originator in accordance with Section 1.3 of the Originator Sale Agreement.

         (t) Year 2000 Problem. The Seller has reviewed its operations with a view to assessing whether its businesses, will be vulnerable to a Year 2000 Problem or will be vulnerable to the effects of a Year 2000 Problem suffered by any of the Seller's major commercial counter-parties. The Seller has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect.

         Section 5.02. Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Agent and the Purchasers that:

         (a) Corporate Existence and Power. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the absence of any such governmental license, authorization, consent or approval would not have a Material Adverse Effect.

         (b) Power and Authority; Due Authorization Execution and Delivery. (i) The execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part, and (ii) this Agreement and each other Transaction Document to which the Servicer is a party has been duly executed and delivered by the Servicer, except in the case of both clauses (i) and (ii), where any such deviation from the representations and warranties set out in both clauses (i) and (ii) would not have a Material Adverse Effect.

         (c) No Conflict. The execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in the case of each of clauses (i), (ii) and (iv) where such contravention or violation would not have a Material Adverse Effect.

         (d) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder other than those which, if not obtained, would not have a Material Adverse Effect.

         (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of the Servicer's knowledge, threatened, against or affecting the Servicer, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. The Servicer is not in default in any material respect with respect to any order of any court, arbitrator or governmental body.

         (f) Binding Effect. This Agreement and each other Transaction Document to which the Servicer is a party constitute the legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (g) Accuracy of Information. All information heretofore furnished in writing by the Servicer or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished, in writing, by the Servicer or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect.

         (h) Collections. The conditions and requirements set forth in Section 7.03(g) and Section 8.02 save where, in the context of Section 8.02 only, the failure to so duly perform would not have a Material Adverse Effect, have at all times been satisfied and duly performed. The names and addresses of all Deposit Account Banks, together with the account numbers of the Deposit Accounts of the Seller at each Deposit Account Bank and the post office box number of each Lock-Box, are listed on Schedule I, as such Schedule may from time to time hereafter be updated by the Servicer.

         (i) Material Adverse Effect. The consolidated balance sheets of the Servicer and its consolidated subsidiaries as at December 31, 1998, and the related statements of income and retained earnings of the Servicer and its consolidated subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP, independent public accountants, copies of which have been furnished to each Administrator, fairly present in all material respects the consolidated financial condition of the Servicer and its consolidated subsidiaries as at such date and the consolidated results of the operations of the Servicer and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principals, consistently applied. Since September 30, 1999, no event has occurred that would have a material adverse effect on the financial condition or operations of the Servicer and its Subsidiaries or the ability of the Servicer to perform its obligations under this Agreement.

         (j) Not a Holding Company or an Investment Company. The Servicer is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. The Servicer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

         (k) Compliance with Law. The Servicer has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where failure to comply would not have a Material Adverse Effect.

         (l) Compliance with Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy with regard to each Dealer Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, other than as permitted under
Section 7.04(b), and in compliance with the notification requirements in Section 7.03(a)(vii).

         (m) Year 2000 Problem. The Servicer has reviewed its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem or will be vulnerable to the effects of a Year 2000 Problem suffered by any of the Servicer's or any of its Subsidiaries' major commercial counter-parties. The Servicer has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect.

         Section 5.03. Representations and Warranties of the Purchasers. Each of the Purchasers generally (each with respect to itself only) represents and warrants to, and agrees with, the Seller that:

         (a) Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority and is duly authorized to enter into and perform this Agreement and has duly executed and delivered this Agreement;

         (b) This Agreement constitutes the valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership and other laws relating to, or affecting generally the enforcement of creditors' rights and remedies as the same may be applied in the event of the bankruptcy, insolvency, reorganization, receivership or liquidation or similar event of such Purchaser or a moratorium applicable to such Purchaser and to general principles of equity (regardless of whether such enforceability is in a proceeding of law or in equity);

         (c) No registration with, consent or approval of or other action by any federal, state of governmental authority or regulatory body having jurisdiction over such Purchaser is required in connection with the execution, delivery or performance by such Purchaser of this Agreement; and

         (d) Such Purchaser has executed and delivered to the Seller an Investment Letter substantially in the form of Exhibit C .

                                   ARTICLE VI
                             CONDITIONS OF PURCHASES

         Section 6.01. Conditions Precedent to Initial Purchase. The initial purchase of an Ownership Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule IV and (b) the Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter to which NARCO is a party.

         Section 6.02. Conditions Precedent to All Purchases and Reinvestment Purchases. Each purchase of an Ownership Interest and each Reinvestment Purchase shall be subject to the further conditions precedent that (a) in the case of each such purchase or Reinvestment Purchase the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Asset Reports as and when due under Section 8.05
(b) on the date of each such purchase or Reinvestment Purchase, the following statements shall be true (and acceptance of the proceeds of such purchase or Reinvestment Purchase shall be deemed a representation and warranty by the Seller that such statements are then true):

         (i) the representations and warranties set forth in Sections 5.01 and 5.02 are true and correct in all material respects on and as of the date of such purchase or Reinvestment Purchase as though made on and as of such date (except to the extent any such representation and warranty specifically relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects on and as of such prior date);

         (ii) no event has occurred and is continuing, or would result from such purchase or Reinvestment Purchase, that will constitute an Early Amortization Event, and no event has occurred and is continuing, or would result from such purchase or Reinvestment Purchase, that would constitute a Potential Early Amortization Event;

         (iii)    the Commitment Termination Date shall not have occurred; and

         (iv) immediately after giving effect to such Purchase or Reinvestment Purchase, the Net Eligible Receivables Balance shall be at least equal to the sum of (i ) the aggregate Investment of all Ownership Interests, plus (ii) the Credit Enhancement;

and (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request to demonstrate compliance with the requirements of this Section 6.02. It is expressly understood that each Reinvestment Purchase shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of the Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment Purchase. The failure of the Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment Purchase shall give rise to a right of the Agent and the Purchasers, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct the Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections that shall have been applied to effect such Reinvestment Purchase.


                                   ARTICLE VII
                                    COVENANTS

         Section 7.01. Affirmative Covenants of the Seller. Until the date on which the Unpaid Obligations have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Seller hereby covenants, as set forth below:

         (a) Notices. The Seller will, unless otherwise stated, promptly upon learning of the occurrence thereof, provide to each Administrator notice of the following events, which notice, in the case of clause (iii) will include a description of the relevant events and the steps, if any, being taken with respect thereto:

                  (i) Change in Credit and Collection Policy. At least ten (10) days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a notice describing in reasonable detail such change or amendment.

                  (ii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Dealer Receivables or the condition or operations, financial or otherwise, of the Seller or the Originator as the Agent or any Administrator may from time to time reasonably request.

                  (iii) Early Amortization Events or Potential Early Amortization Events. The occurrence of each Early Amortization Event and each Potential Early Amortization Event, by a statement of an Authorized Officer of the Seller.

                  (iv) Judgment and Proceedings. (A) The entry of any judgment or decree against the Seller; or (B) the institution of any litigation, arbitration proceeding or governmental proceeding against the Seller.

                  (v) Material Adverse Effect. The occurrence of any event or condition that, has, or could reasonably be expected to have, a Material Adverse Effect.

                  (vi) Termination Date. The occurrence of the "Termination Date" under the Originator Sale Agreement.

                  (vii) Downgrade of the Originator. Any downgrade in the rating of any Indebtedness of the Originator by S&P or by Moody's setting forth the Indebtedness affected and the nature of such change.

         (b) Compliance with Laws and Preservation of Corporate Existence. The Seller will comply in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to comply would not be reasonably likely to have a Material Adverse Effect. The Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where its failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

         (c) Audits. The Seller will furnish to each Administrator from time to time such information with respect to it and the Dealer Receivables as such Administrator may reasonably request. The Seller will, from time to time during regular business hours as requested by any Administrator upon reasonable notice and at the sole cost of the Seller, permit such Administrator, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller relating to the Dealer Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Seller's financial condition or the Dealer Receivables and the Related Security or the Seller's performance under any of the Transaction Documents or performance under the Contracts and, in each case, with any of the officers or employees of the Seller having knowledge of such matters, provided that (x) the Administrators of all

Related Groups shall coordinate with each other so as to jointly arrange and conduct the visits contemplated in clause (ii) and (y) in no single calendar year will the total number of such visits exceed two.

         (d) Keeping and Marking of Records and Books. The Seller will (i) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Ownership Interests with a legend describing the Ownership Interests and (ii) upon the request of any Administrator following the occurrence of an Early Amortization Event (A) mark each such Contract constituting chattel paper under the UCC with a legend describing the Ownership Interests and (B) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Dealer Receivables.

         (e) Compliance with Contracts and Credit and Collection Policy. The Seller will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Dealer Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Dealer Receivable and the related Contract, in the case of both (i) and (ii) except to any extent which would not in any way materially impair the ability of the Servicer to ultimately collect all amounts payable in respect of the Dealer Receivables. The Seller will pay when due any taxes payable in connection with the Dealer Receivables unless contested in good faith.

         (f) Performance and Enforcement of Originator Sale Agreement. The Seller shall, and shall require the Originator to, perform their respective obligations and undertakings under and pursuant to the Originator Sale Agreement, shall purchase Dealer Receivables thereunder in compliance with the terms thereof and shall vigorously enforce the rights and remedies accorded to the Seller under the Originator Sale Agreement. The Seller shall take all actions reasonably required to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of the Seller) under the Originator Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Originator Sale Agreement.

         (g) Ownership. The Seller shall take all necessary action to (i) vest legal and equitable title to the Dealer Receivables, the Related Security and the Collections purchased under the Originator Sale Agreement irrevocably in the Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Seller's interest in such Dealer Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Dealer Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Dealer Receivables, Related Security and Collections and such other action as may be reasonably required to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

         (h) Purchasers' Reliance. The Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity that is separate from the Originator (and any Affiliates or Subsidiaries of the Originator (each, an "Originator Entity")). Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of any Originator Entity and not just a division of any Originator Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall:

                  (i) conduct its own business in its own name and require that all full-time employees of the Seller, if any, identify themselves as such and not as employees of any Originator Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees);

                  (ii) compensate all employees, consultants and agents directly, from the Seller's bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any Originator Entity, allocate the compensation of such employee, consultant or agent between the Seller and such Originator Entity on a basis that reflects the services rendered to the Seller and such Originator Entity;

                  (iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Originator Entity, the Seller shall lease such office at a fair market rent;

                  (iv) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

                  (v) conduct all transactions with each Originator Entity and the Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses

         (including, without limitation, telephone and other utility charges) for items shared between the Seller and such Originator Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                  (vi) at all times have a Board of Directors consisting of three members, at least one member of which is an Independent Director;

                  (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of the Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                  (viii) maintain the Seller's books and records separate from those of any Originator Entity and otherwise readily identifiable as its own assets rather than assets of any Originator Entity;

                  (ix) prepare its financial statements separately from those of any Originator Entity and insure that any consolidated financial statements of any Originator Entity thereof that include the Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that the Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Seller;

                  (x) except as herein specifically otherwise provided, maintain the funds or other assets of the Seller separate from, and not commingled with, those of any Originator Entity and only maintain bank accounts or other depository accounts to which the Seller alone is the account party, into which the Seller alone makes deposits and from which the Seller alone (or the Servicer or the Agent hereunder) has the power to make withdrawals;

                  (xi) pay all of the Seller's operating expenses from the Seller's own assets (except for certain payments by an Originator Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.01(h));

                  (xii) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement, the Originator Sale Agreement and the other Transaction Documents;

                  (xiii) maintain its corporate charter in conformity with this Agreement;

                  (xiv) maintain the effectiveness of, and continue to perform under, the Originator Sale Agreement;

                  (xv) refrain from paying dividends or making distributions, loans or other advances to any of its Affiliates except as duly authorized by its board of directors and in accordance with applicable corporation law;

                  (xvi) refrain from holding itself out to be responsible for the Indebtedness of any Originator Entity, and not permit any Originator Entity to hold itself out as responsible for the Indebtedness of the Seller; and

                  (xvii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Troutman Sanders LLP, as counsel for the Seller, in connection with the closing or initial purchase under this Agreement and relating to true sale and substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

         (i) Collections. The Seller shall cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Deposit Account Bank into a Deposit Account and (2) each Lock-Box and Deposit Account to be subject at all times to a Deposit Account Agreement that is in full force and effect. In the event any payments relating to Dealer Receivables are remitted directly to the Seller or any Affiliate of the Seller, the Seller shall remit (or shall cause all such payments to be remitted) directly to a Deposit Account Bank and deposited into a Deposit Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, the Seller shall itself hold or, if applicable, shall cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers to the extent of their Investment therein. The Seller shall maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Deposit Account and shall not grant the right to take dominion and control of any Lock-Box or Deposit Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

         (j) Year 2000 Problem. The Seller has taken all actions reasonably necessary and has committed adequate resources to assure that its computer-based and other systems are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the reasonable request of any Administrator, the Seller will provide such Administrator with assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to such Administrator as to the capability of the Seller to conduct its business and operations without experiencing a Year 2000 Problem that could reasonably be expected to have a Material Adverse Effect.

         (k) Taxes. The Seller shall file all tax returns and reports required by law to be filed by it and shall promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

         Section 7.02. Negative Covenants of the Seller. Until the date on which the Unpaid Obligations have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Seller hereby covenants that:

         (a) Name Change, Offices and Records. The Seller will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given each Administrator at least thirty (30) days' prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents reasonably requested by the Agent in connection with such change or relocation.

         (b) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Deposit Account Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Deposit Account in respect of Dealer Receivables, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor,
(i) written notice of such addition, termination or change and (ii) with respect to the addition of a Deposit Account Bank or a Deposit Account or Lock-Box, an executed Deposit Account Agreement with respect to the new Deposit Account or Lock-Box; provided, however, that the Seller may make changes in instructions to Obligors regarding payments on Dealer Receivables if such new instructions require such Obligor to make payments to another existing Deposit Account or Lock-Box.

         (c) Modifications to Contracts and Credit and Collection Policy. The Seller will not make, or consent to, any material change to the Credit and Collection Policy that could reasonably be expected to adversely affect the timely collectibility of the Dealer Receivables other than those which (i) have been approved in writing by each Administrator (such approval not to be unreasonably withheld) or (ii) are required by applicable law. Except as provided in Section 8.02(d), the Seller will not, and will not consent to, any extension, amendment or other modification to the terms of any Dealer Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

         (d) Sales, Liens. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Dealer Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Dealer Receivable arises, or any Lock-Box or Deposit Account, or assign any right to receive income with respect thereto

(other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and the Seller shall defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or the Originator.

         (e) Termination Date Determination. The Seller shall not designate a Termination Date (as defined in the Originator Sale Agreement), or send any written notice to the Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date as a result of the occurrence of an Amortization Event (as defined in the Originator Sale Agreement) pursuant to Section 5.1(d) thereof.

         (f) Nature of Business; Other Agreements; Other Indebtedness. The Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than the transactions contemplated and authorized by this Agreement, the Originator Sale Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, the Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement, (iii) the incurrence of obligations, as expressly contemplated in the Originator Sale Agreement or any other Transaction Document, and (iv) the incurrence of operating expenses in the ordinary course of business. In the event the Seller shall at any time borrow a loan under the Originator Sale Agreement, the obligations of the Seller in connection with any such borrowing shall be subordinated to the Unpaid Obligations, on such terms as shall be reasonably satisfactory to each Administrator.

         (g) Amendments to the Originator Sale Agreement. The Seller shall not, without the prior written consent of the Agent (which consent will not be unreasonably withheld), (i) cancel or terminate the Originator Sale Agreement,
(ii) amend, supplement or otherwise modify any of the terms of the Originator Sale Agreement, (iii) give any consent, waiver, directive or approval under the Originator Sale Agreement except as required by applicable law, (iv) waive any default, action, omission or breach under the Originator Sale Agreement, or otherwise grant any indulgence thereunder or (v) terminate or consent to the termination of any sub-servicer under the Originator Sale Agreement.

         (h) Amendments to Organizational Documents. Without the prior written consent of the Agent (such consent not to be unreasonably withheld), the Seller shall not amend or otherwise modify any provision of its Certificate of Incorporation or By-Laws to the extent such amendment or modification would require the prior written consent of each "Independent Director" (as defined therein) pursuant to the provisions thereof as in effect on the date of this Agreement.

         (i) Merger. The Seller shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or any material part of its assets (whether now owned or hereafter acquired) to, or acquire all or any material part of the assets of, any Person.

         (j) ERISA. The Seller shall not establish or become a part of any Plan.

         (k) Accounting. The Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby or by the Originator Sale Agreement in any manner other than the sale of Receivables by the Seller to the Purchasers or the sale of the Receivables by the Originator to the Seller, as applicable.

         Section 7.03. Affirmative Covenants of the Servicer. Until the date on which the Unpaid Obligations have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Servicer hereby covenants as set forth below:

         (a) Financial Reporting. The Servicer will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to each
Administrator:

                  (i) Annual Reporting. Within 100 days after the close of each of its fiscal years, audited, consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for the Servicer and its consolidated subsidiaries for such fiscal year certified without qualification by Arthur Andersen or other independent public accountants acceptable to each Administrator.

                  (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its fiscal years, consolidated balance sheets of the Servicer as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the Servicer and its consolidated subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer of the Servicer.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit E signed by the Servicer's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                  (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Servicer copies of all financial statements, reports and proxy statements so furnished.

                  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Servicer or any of its Subsidiaries files with the Securities and Exchange Commission.

                  (vi) Change in Credit and Collection Policy. At least ten (10) days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a notice indicating such change or amendment.

                  (vii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Dealer Receivables or the condition or operations, financial or otherwise, of the Servicer as any Administrator may from time to time reasonably request.

         (b) Notices. The Servicer will notify each Administrator in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i) Events of Termination or Potential Events of Termination. The occurrence of each Early Amortization Event and each Potential Early Amortization Event, by a statement of an Authorized Officer of the Servicer.

                  (ii) Servicer Default. The occurrence of any Servicer Default.

                  (iii) Material Adverse Effect. The occurrence of any event or condition that, has, or could reasonably be expected to have, a Material Adverse Effect.

         (c) Compliance with Laws and Preservation of Corporate Existence. The Servicer will comply in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, other than where failure would not result in a Material Adverse Effect. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted other than where failure to so qualify would not have a Material Adverse Effect.

         (d) Audits. The Servicer will, from time to time during regular business hours as requested by any Administrator upon reasonable notice and at the sole cost of the Servicer, permit any Administrator, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Servicer relating to the Dealer Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Servicer's financial condition or the Dealer Receivables and the Related Security or the Servicer's performance under any of the Transaction Documents or performance under the Contracts, in each case, with any of the officers or employees of the Servicer having knowledge of such matters; provided that they will not interfere with the conducting of Servicer's business and, provided further, (x) the Administrators of all Related Groups shall coordinate with each other so as to jointly arrange and conduct the visits contemplated in clause (ii) and (y) in no single calendar year will the total number of such visits exceed two.

         (e) Keeping and Marking of Records and Books.

                  (i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Dealer Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary for the collection of all Dealer Receivables (including, without limitation, records adequate to permit the prompt identification of each new Dealer Receivable and all Collections of and adjustments to each existing Dealer Receivable). The Servicer will give each Administrator notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) The Servicer will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Ownership Interests with a legend describing the Ownership Interests and (B) upon the request of any Administrator following the occurrence of an Early Amortization Event (x) mark each Contract constituting chattel paper under the UCC with a legend describing the Ownership Interests and (y) deliver to the Agent all such Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Dealer Receivables.

         (f) Compliance with Contracts and Credit and Collection Policy. The Servicer will timely (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Dealer Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Dealer Receivable and the related Contract except where, in the case of each of both clauses (i) and (ii) such failure to perform or comply would not have a Material Adverse Effect.

         (g) Collections. The Servicer shall cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Deposit Account Bank into a Deposit Account and (2) each Lock-Box and Deposit Account to be subject at all times to a Deposit Account Agreement that is in full force and effect. In the event any payments relating to Dealer Receivables are remitted directly to the Servicer or any Affiliate of the Servicer, the Servicer shall remit (or shall cause all such payments to be remitted) directly to a Deposit Account Bank and deposited into a Deposit Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, the Servicer shall itself hold or, if applicable, shall cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers to the extent of their interests therein.

         (h) Year 2000 Problem. The Servicer has taken all actions reasonably necessary and committed adequate resources to assure that its and its Subsidiaries computer-based and other systems are able to effectively process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could reasonably be expected to cause a Material Adverse Effect. At the request of any Administrator, the Servicer will provide such Administrator with assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to such Administrator as to the capability of the Servicer and its Subsidiaries to conduct its and their businesses and operations without experiencing a Year 2000 Problem causing a Material Adverse Effect.

         (i) Taxes. The Servicer shall file all tax returns required by law to be filed by it and shall promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

         Section 7.04. Negative Covenants of the Servicer. Until the date on which the Unpaid Obligations have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, the Servicer hereby covenants that:

         (a) Change in Payment Instructions to Obligors. The Servicer will not add or terminate any bank as a Deposit Account Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Deposit Account in respect of Dealer Receivables, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor,
(i) written notice of such addition, termination or change and (ii) with respect to the addition of a Deposit Account Bank or a Deposit Account or Lock-Box, an executed Deposit Account Agreement with respect to the new Deposit Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments on Dealer Receivables if such new instructions require such Obligor to make payments to another existing Deposit Account or Lock-Box.

         (b) Modifications to Contracts and Credit and Collection Policy. The Servicer will not make any material change to the Credit and Collection Policy that could reasonably be expected to adversely affect the timely collectibility of the Dealer Receivables other than those which (i) have been approved in writing by each Administrator (such approval not to be unreasonably withheld) or
(ii) are required by applicable law. Except as provided in Section 8.02(d), the Servicer will not extend, amend or otherwise modify the terms of any Dealer Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

         Section 8.01.     Designation of Servicer.

         (a) The servicing, administration and collection of the Dealer Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.01. AGCO is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this

Agreement. The Agent may at any time following the occurrence of a Servicer Default designate as Servicer any Person to succeed AGCO or any successor Servicer.

         (b) Without the prior written consent of each Administrator and the Majority Purchasers (which consent shall not be unreasonably withheld), AGCO shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) the Seller and (ii) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices. The Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by AGCO. If at any time the Agent shall, in accordance with the provisions hereof, designate as Servicer any Person other than AGCO, all duties and responsibilities theretofore delegated by AGCO to the Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to AGCO and to the Seller.

         (c) Notwithstanding the foregoing subsection (b), (i) so long as it is Servicer hereunder, AGCO shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with AGCO in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than AGCO in order for communication to the Servicer and its sub-Servicer or other delegate with respect thereto to be accomplished. AGCO, at all times that it is the Servicer, shall be responsible for providing any sub-Servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

         Section 8.02.     Duties of Servicer.

         (a) The Servicer shall take or cause to be taken such actions as may be reasonably necessary to collect each Dealer Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

         (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Deposit Account. The Servicer shall maintain in full force and effect a Deposit Account Agreement substantially in the form of Exhibit B with each bank party to a Deposit Account at any time. In the case of any remittances received in any Lock-Box or Deposit Account that shall have been identified, to the reasonable satisfaction of the Servicer, to not constitute Collections or other proceeds of the Dealer Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Deposit Account Bank a Collection Notice pursuant to Section 8.03, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Dealer Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, the Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

         (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article III. The Servicer shall set aside and hold in trust for the account of the Seller and the Purchasers their respective shares of the Collections of Dealer Receivables in accordance with
Article III. The Servicer shall, upon the request of any Administrator, segregate, in a manner reasonably acceptable to such Administrator, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with Article III. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Dealer Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

         (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Dealer Receivable or adjust the outstanding balance of any Dealer Receivable as the Servicer determines to be appropriate to maximize Collections thereof. Notwithstanding anything herein to the contrary, from and after the Termination Date until this Agreement is terminated, neither the Seller nor the Servicer shall, without the consent of the Agent, grant any discount or take any other action the effect of which would be to reduce the outstanding balance of any Dealer Receivable or modify the obligation of any Obligor to pay the full outstanding balance of any Dealer Receivable or extend the maturity thereof.

         (e) The Servicer shall hold in trust for the Seller and the Purchasers to the extent of their interests therein all Records that (i) evidence or relate to the Dealer Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Dealer Receivables and shall, as soon as reasonably practicable upon demand of the Agent, make available to the Agent all such Records, at the offices of the Servicer. The Servicer shall, as soon as practicable following receipt thereof turn over to the Seller or other owner thereof any cash collections or other cash proceeds received with respect to Indebtedness owing to the Seller not constituting Dealer Receivables. The Servicer shall, from time to time at the reasonable request of any Purchaser, furnish to such Purchaser (promptly after any such request) a calculation of the amount set aside for the Purchaser pursuant to
Article III.

         (f) Any payment by an Obligor in respect of any indebtedness owed by it to the Originator or the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied in accordance with the methodology set out in for the application of such payments in the Credit and Collection Policy.

         Section 8.03. Collection Notices. The Agent is authorized at any time after the occurrence and during the continuation of a Cash Control Event to date and to deliver to the Deposit Account Banks the Collection Notices. The Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Deposit Accounts. In case any authorized signatory of the Seller whose signature appears on a Deposit Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled at any time after the occurrence and during the continuation of a Cash Control Event to (i) endorse the Seller's name on checks and other instruments representing Collections, (ii) enforce the Dealer Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Dealer Receivables to come into the possession of the Agent rather than the Seller.

         Section 8.04. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent, the Administrators and the Purchasers of their rights hereunder shall not release the Servicer, the Originator or the Seller from any of their duties or obligations with respect to any Dealer Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Dealer Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller.

         Section 8.05. Reports and Other Information. The Servicer shall prepare and forward to each Administrator (i) on each Reporting Date and at such times as any Administrator shall reasonably request, a duly completed Monthly Report containing information accurate as of the last day of the calendar month then most recently ended and (ii) on Tuesday (or, if such day is not a Business Day, the next succeeding Business Day) of each calendar week a duly completed Weekly Report containing information accurate as of the last day of the calendar week then most recently ended. The Servicer shall determine the Net Eligible Receivables Balance, the aggregate Investment and the Credit Enhancement in connection with each Purchase hereunder.

         Section 8.06. Servicer Fees. In consideration of AGCO's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as AGCO shall continue to perform as Servicer hereunder, the Seller shall pay over to AGCO a fee (the "Servicer Fee") on each Payment Date equal to 1% per annum of the average daily Outstanding Balance of the Dealer Receivables during the calendar month then most recently ended as compensation for its servicing activities. The Servicer Fee shall be payable solely out of Collections available for such purpose pursuant to Article III. In the event such Collections are insufficient to pay the accrued and unpaid Servicer Fee in full, the Servicer shall have no claim against the Seller, the Agent or any Administrator for such deficiency. In the event the Agent shall, in accordance with the provisions hereof, designate as Servicer any Person other than AGCO, then the Servicer Fee payable to such successor Servicer shall be such fee as shall be agreed in writing between such successor Servicer and the Agent; provided that in no event shall such Servicer Fee exceed 2% per annum on the average daily Outstanding Balance of the Dealer Receivables.

         Section 8.07. Servicer Defaults. The occurrence of any one or more of the following events shall constitute a "Servicer Default":

         (a) The Servicer shall fail to make any payment or deposit to the Agent, any Purchaser or any Administrator required under the provisions of
Section 3.05 of this Agreement when due and such failure shall continue for one
(1) Business Day after such due date;

         (b) The Servicer shall fail to make any payment or deposit required under the provisions hereof and of the other Transaction Documents (other than those contemplated in (a) hereinabove) when due and such failure shall continue for five (5) Business Days after such due date;

         (c) The Servicer shall fail to perform or observe any term, covenant or agreement hereunder or under any other Transaction Document (other than as referred to in paragraph (a)) and such failure shall continue for fifteen (15) days after the earlier of (i) the date on which the Servicer obtains knowledge thereof and (ii) the date on which written notice thereof is given to the Servicer;

         (d) Any representation, warranty, certification or statement made by the Servicer in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made and either (i) the failure of such representation, warranty, certification or statement to be true and correct shall have a Material Adverse Effect or (ii) such representation, warranty, certification or statement shall continue to be incorrect;

         (e) The Servicer or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such Person seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) any such Person shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (d);

         (f) The Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Dealer Receivables, the Related Security and the Collections with respect thereto and the Deposit Accounts;

         (g) The long-term senior unsecured debt of AGCO shall not be rated at least B+ by S&P and at least B1 by Moody's;

         (h) A material adverse change shall have occurred in the collectibility of the Dealer Receivables generally or of any material portion of the Dealer Receivables; or

         (i) One or more final judgments for the payment of money in excess or $10,000,000 shall be entered against the Servicer, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution; or

         (j) The failure of the Servicer to pay any Indebtedness when due in excess of $10,000,000 and the continuance of such failure after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or the default by the Servicer in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Servicer shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof;

provided, however, that notwithstanding the foregoing, a delay in or a failure of performance referred to in clause (a) and (b) for a period of five (5) Business Days, or referred to under clauses (c) or (d) for a period of fifteen
(15) days (in addition to any period provided in (a), (b), (c) or (d) (together, the "Additional Grace Periods") shall not constitute a Servicer Default until the expiration of such Additional Grace Periods, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay was caused by force majeur.

         Section 8.08. Replacement of the Servicer. If AGCO is removed as Servicer pursuant to Section 9.02 following the occurrence of an Early Amortization Event, AGCO shall take all actions necessary, or that the Agent may reasonably request, to facilitate the prompt and efficient transfer of responsibilities of the Servicer to any successor Servicer designated by the Agent, including without limitation, transferring to the Agent or such successor all Records, correspondence and documents (including computer software) requested by the Agent or such successor and to permit the Agent and such successor to have access to, and to copy, all software used by AGCO in the collection, administration or monitoring of the Dealer Receivables, Related Security and Collections. In connection therewith, the Agent may enter into a separate servicing agreement with any such successor Servicer relating to the rights and obligations of such successor as Servicer hereunder and, to the extent of any inconsistency between such servicing agreement and this Agreement regarding such rights and obligations, such servicing agreement shall control; provided that the Agent shall use reasonable efforts to minimize any such inconsistency to the extent such inconsistency would have a material adverse effect on the Seller or the Originator.

                                   ARTICLE IX
                            EARLY AMORTIZATION EVENTS


         Section 9.01. Early Amortization Events. The occurrence of any one or more of the following events shall constitute an "Early Amortization Event":

         (a) Either the Seller or the Originator shall fail to make any payment or deposit required hereunder or under any other Transaction Document when due and such failure shall remain unremedied for five (5) Business Days;

         (b) Either the Seller or the Originator shall fail to perform or observe any term, covenant or agreement hereunder or under any other Transaction Document (other than as referred to in paragraph (a)) and such failure shall continue for fifteen (15) days after the earlier of (i) the date on which the Seller or the Originator obtains knowledge thereof and (ii) the date on which written notice thereof is given to the Seller or the Originator;

         (c) Any representation, warranty, certification or statement made by the Seller or the Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made and either
(i) the failure of such representation, warranty, certification or statement to be true and correct shall have a Material Adverse Effect or (ii) such representation, warranty, certification or statement shall continue to be incorrect;

         (d) Any Servicer Default shall occur and be continuing;

         (e) (i) The Seller, the Originator or any of their respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such Person seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) any such Person shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (e);

         (f) The Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Dealer Receivables, the Related Security and the Collections with respect thereto and the Deposit Accounts;

         (g) The Seller shall be required to register as an "investment company" by the provisions of the Investment Company Act of 1940, as amended;

         (h) As at the end of any calendar month, (i) the Variable Dilution Ratio shall exceed 5.0%, (ii) the average of the Planned Dilution Ratios for the three most recently ended calendar months shall exceed 20%, (y) the average of the Payment Rates for the three most recently ended calendar months shall be less than (x) if such three calendar month period shall end with the month of January, February, March or April, 4.0% and (y) in all other cases, 9.0% or (iv) the Default Ratio shall exceed 2.0%;

         (i) The aggregate Ownership Interests shall exceed 100% and shall continue as such until the earlier of (i) two Business Days following the date either the Seller or the Servicer has actual knowledge thereof and (ii) the next Payment Date; or

         (j) The "Termination Date" or an "Amortization Event" shall occur under the Originator Sale Agreement or the Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Dealer Receivables to the Seller under the Originator Sale Agreement.

         Section 9.02. Remedies. Upon the occurrence and during the continuation of an Early Amortization Event, the Agent may, or upon the direction of the Majority Purchasers shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Seller and the Servicer; provided, however, that upon the occurrence of an Early Amortization Event described in Section 9.01(e), or of an actual or deemed entry of an order for relief with respect to the Seller or the Servicer under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Seller and the Servicer, (iii) to the fullest extent permitted by applicable law, declare that the Yield Rate shall be equal to the Base Rate plus 2% for all outstanding Ownership Interests,
(iv) deliver the Collection Notices to the Deposit Account Banks, and (v) notify Obligors of the Purchasers' interest in the Dealer Receivables. Further, in the event of an Early Amortization Event arising as a result of a Servicer Default under Section 8.07 (a), (b), (c) or (d), during the Additional Grace Periods applicable to such Servicer Defaults (and unless the relevant actions or omissions are remedied prior to the expiration of the applicable Additional Grace Periods) the Purchasers shall not be required to make any Purchases, of whatever type, of any Dealer Receivables. The aforementioned rights and remedies shall be in addition to all other rights and remedies of the Agent and the Purchasers available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                    ARTICLE X
                                 INDEMNIFICATION

         Section 10.01. Indemnities.

         (a) Seller Indemnities. Without limiting any other rights that the Agent, any Administrator or any Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Agent, each Administrator and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by the Agent or a Purchaser of an interest in the Dealer Receivables excluding, however:

                  (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (ii) Indemnified Amounts to the extent the same include losses in respect of Dealer Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or other failure to pay of the related Obligor where such failure is not caused by any action or inaction on the part of AGCO in connection with any Dealer Receivable or Dealer Agreement;

                  (iii) taxes imposed by the jurisdiction in which such Indemnified Party is organized or in which it is otherwise doing business on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Tax Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of either the Seller or the Servicer or limit the recourse of the Purchasers to either the Seller or the Servicer for amounts otherwise specifically provided to be paid by such Person under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Servicer) resulting from:


                  (i) breach of any representation or warranty made by the Seller, the Servicer or the Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                  (ii) the failure by the Seller, the Servicer or the Originator to comply with any applicable law, rule or regulation with respect to any Dealer Receivable or Contract related thereto, or the nonconformity of any Dealer Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of the Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                  (iii) any failure of the Seller, the Servicer or the Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (iv) any products liability, personal injury or damage suit, or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Dealer Receivable;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Dealer Receivable arising on or prior to the Termination Date (including, without limitation, a defense based on such Dealer Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Dealer Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vi) the commingling of Collections of Dealer Receivables at any time with other funds;

                  (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a purchase, the ownership of the Ownership Interests or any other investigation, litigation or proceeding relating to the Seller, the Servicer or the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (viii) any inability to litigate any claim against any Obligor in respect of any Dealer Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (ix) any Early Amortization Event described in Section
         9.01(d);

                  (x) any failure of the Seller to acquire and maintain legal and equitable title to, and ownership of any Dealer Receivable and the Related Security and Collections with respect thereto from the Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of the Seller to give reasonably equivalent value to the Originator under the Originator Sale Agreement in consideration of the transfer by the Originator of any Dealer Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action; or any failure of the Seller to have a first priority perfected security interest in the Equipment the sale of which gave rise to any Dealer Receivable;

                  (xi) any failure to vest and maintain vested in the Agent and the Purchasers, or to transfer to the Agent and the Purchasers, legal and equitable title to, and ownership of, a first priority undivided percentage ownership (to the extent of the Ownership Interests contemplated hereunder) in the Dealer Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

                  (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Dealer Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment Purchase or at any subsequent time;

                  (xiii) any action or omission by either the Seller or the Servicer which reduces or impairs the rights of the Agent or the Purchasers with respect to any Dealer Receivable or the value of any such Dealer Receivable;

                  (xiv) any attempt by any Person to void any Incremental Purchase or Reinvestment Purchase hereunder under statutory provisions or common law or equitable action; or

                  (xv) the failure of any Dealer Receivable treated as or represented to be an Eligible Receivable at any time by the Seller, the Originator or the Servicer (including, without limitation, for purposes of calculating the Net Eligible Receivables Balance) to be an Eligible Receivable as of such time.

         (b) Servicer Indemnities. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                  (i) any representation or warranty made by the Servicer (or any officers of the Servicer) in writing under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                  (ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Dealer Receivable or Contract related thereto;

                  (iii) any failure of the Servicer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (iv) the commingling of Collections of Dealer Receivables at any time with other funds;

                  (v) any failure of the Seller to acquire and maintain legal and equitable title to, and ownership of any Dealer Receivable and the Related Security and Collections with respect thereto from the Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of the Seller to give reasonably equivalent value to the Originator under the Originator Sale Agreement in consideration of the transfer by the Originator of any Dealer Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                  (vi) any failure to vest and maintain vested in the Agent and the Purchasers, or to transfer to the Agent and the Purchasers, legal and equitable title to, and ownership of, a first priority undivided percentage ownership (to the extent of the Ownership Interests contemplated hereunder) in the Dealer Receivables arising on or prior to the Termination Date and the Related Security and the Collections with respect thereto free and clear of any Adverse Claim created by or arising as a result of a claim against Servicer;

                  (vii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Dealer Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, to the extent the Servicer is required to file the same, whether at the time of any Incremental Purchase or Reinvestment Purchase or at any subsequent time;

                  (viii) any action or omission by the Servicer (other than in accordance with or as contemplated by this Agreement or any other Transaction Document) which reduces or impairs the rights of the Agent or the Purchasers with respect to any Dealer Receivable or the value of any such Dealer Receivable;

                  (ix)     the Year 2000 Problem; or

                  (x) the failure of any Dealer Receivable treated as or represented to be an Eligible Receivable at any time by the Servicer (including, without limitation, for purposes of calculating the Net Eligible Receivables Balance) to be an Eligible Receivable as of such time.

         Section 10.02.    Increased Cost and Reduced Return.

         (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental agency or authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Party with respect to this Agreement or any Conduit Funding Agreement or in connection with its obligations under this Agreement or any Conduit Funding Agreement related to this Agreement for which the Affected Party is not entitled to payment hereunder, then the Seller shall from time to time, upon demand by such Affected Party (with a copy of such demand to the

Agent), pay to such Affected Party additional amounts sufficient to compensate such Affected Party for such increased cost. A certificate setting forth in reasonable detail the amount of such increased cost submitted to the Seller by such Affected Party shall be conclusive and binding for all purposes, absent manifest error.

         (b) Without duplication of (a), if either (i) the introduction following the date of this Agreement of, or any change following the date of this Agreement in or in the interpretation of, any law or regulation or (ii) the compliance by any Affected Party with any law or regulation or any guideline or request or any written interpretation from any central bank or other governmental authority issued after the date of this Agreement (whether or not having the force of law), affects the amount of capital required to be maintained by such Affected Party or any corporation controlling such Affected Party and the amount of such capital is increased by or based upon this Agreement or any Conduit Funding Agreement related to this Agreement or an Affected Party's obligations under this Agreement or a Conduit Funding Agreement, then, upon demand by such Affected Party (with a copy of such demand to be sent to the Agent related to this Agreement), the Seller shall pay to such Affected Party, from time to time as specified by such Affected Party, additional amounts sufficient to compensate such Affected Party or such controlling corporation in the light of such circumstances. A certificate setting forth in reasonable detail such amounts submitted to the Seller by such Affected Party shall be conclusive and binding for all purposes, absent manifest error.

         (c) Notwithstanding anything herein to the contrary, the Seller shall not be obligated to pay any amounts under Section 10.2(a) or (b), to the extent such amounts resulted from an increased cost incurred or an increased capital requirement imposed more than 90 days prior to the date of the certificate in which such amounts were set forth; provided, that, for purposes of the foregoing, any such increased cost or increased capital requirement shall be deemed to have been incurred or imposed, as applicable, on the date on which such increased cost is actually incurred or such increased capital requirement is actually imposed, whether or not such increased cost or increased capital requirement relates back to a period of time prior to such date.

         (d) Each Affected Party shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to reduce or eliminate any claim for compensation pursuant to this Section 10.02, provided that nothing contained herein shall obligate any Affected Party to take any action which, in the opinion of such Affected Party, is unlawful or otherwise disadvantageous to such Affected Party.

         (e) Any Committed Purchaser making a claim for payment pursuant to
Section 10.02 shall, upon request from the Seller delivered to such Committed Purchaser, assign, in accordance with the provisions of Section 12.01(b) all of its rights and obligations under this Agreement to another financial institution selected by the Seller and approved by the related Administrator in consideration for the payment to such Committed Purchaser of the amount of its outstanding Investment, together with any and all accrued and unpaid Yield thereon and all other Unpaid Obligations owing to such Committed Purchaser under the Transaction Documents accrued to the date of such assignment.

         Section 10.03. Taxes.

         (a) Any and all payments by the Seller hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Purchaser, each Administrator and the Agent, net income taxes and franchise taxes that are imposed on such Purchaser or the Agent and, in the case of each Purchaser, franchise taxes and net income taxes that are imposed on such Purchaser (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Purchaser or the Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 10.03), such Purchaser or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller shall make such deductions and (iii) the Seller shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Seller agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

         (c) The Seller will indemnify each Purchaser and the Agent for (i) the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.03) paid by such Purchaser or the Agent (as the case may be) and (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto other than those resulting from such Purchaser's or the Agent's willful or negligent failure to pay such Taxes or Other Taxes; provided that a Purchaser or the Agent, as appropriate, making a demand for indemnity payment shall provide the Seller, at its address referred to in Section 13.02, with a certificate from the relevant taxing authority or from a responsible officer of such Purchaser or the Agent stating or otherwise evidencing that a Purchaser or the Agent has made payment of such Taxes or Other Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes or Other Taxes.

         (d) Within 30 days after the date of any payment of Taxes, the Seller will furnish to the Agent, at its address referred to in Section 13.02, appropriate evidence of payment thereof.

         (e) The Agent and each Purchaser that is not created or organized under the laws of the United States or a political subdivision thereof shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Seller (with, in the case of each Purchaser, a copy to the Agent) (i) within 15 days after the date hereof, or, if later, the date on which such Purchaser becomes a Purchaser pursuant to Section 12.01 hereof, two (or such other number as may be from time to time prescribed by applicable laws or regulations) duly completed copies of IRS Form 4224 or Form 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Seller to make payments hereunder for the account of such Purchaser or the Agent, as the case may be, without deduction or withholding of United States federal income or similar taxes and
(ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 10.03(e), copies (in such numbers as may from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Seller and the Agent to make payments hereunder for the account of such Purchaser or the Agent, as the case may be, without deduction or withholding of United States federal income or similar taxes.

         (f) For any period with respect to which a Purchaser or the Agent has failed to provide the Seller with the appropriate form, certificate or statement described in Section 10.03(e) (other than if such failure is due to a change in law occurring after the date of this Agreement), such Purchaser or the Agent, as the case may be, shall not be entitled to indemnification under Section 10.03(a) or 10.03(c) with respect to Taxes imposed by the United States.

         (g) Within 30 days of the written request of the Seller therefor, the Agent and each Purchaser, as appropriate, shall execute and deliver to the Seller such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Seller in applying for refunds of taxes remitted hereunder.

         (h) The parties hereto have structured this Agreement with the intention that the Ownership Interests of the Purchasers will be treated under applicable federal, state, local and foreign tax law as indebtedness secured by the Dealer Receivables, the Related Security, the Deposit Accounts and the Collections (the "Intended Tax Characterization"). Each of the parties hereto agrees to treat and to take no action inconsistent with the treatment of the Ownership Interests of the Purchasers as such indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income.

         Section 10.04. Other Costs and Expenses. The Seller shall pay to the Agent, each Administrator and each Purchaser on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, (i) the cost of the Agent's or any Administrator's auditors auditing the books, records and procedures of the Seller, (ii) rating agency fees incurred by any Administrator or Conduit Purchaser in connection with the transactions contemplated hereby, and (iii) reasonable fees and out-of-pocket expenses of legal counsel for the Agent, each Administrator and each Purchaser with respect thereto and with respect to advising the Agent, such Administrator or such Purchaser as to its rights and remedies under this Agreement. The Seller shall pay to the Agent, each Administrator and each Purchaser on demand any and all reasonable costs and expenses of such Person, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Early Amortization Event.

                                   ARTICLE XI
                        THE AGENT AND THE ADMINISTRATORS

         Section 11.01. Authorization and Action of Agent. Each Purchaser hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents to which the Agent is a party, as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Purchasers, and such instructions shall be binding upon all the Purchasers; provided, however, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Purchaser prompt notice of each notice given to it by the Seller or the Servicer pursuant to the terms of this Agreement.

         Section 11.02. Agents' Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for the gross negligence or willful misconduct of the Agent. Without limiting the generality of the foregoing, the Agent: (i) may treat the Purchaser that made any purchase as the holder of the Ownership Interest related thereto until the Agent receives and accepts an Assignment Agreement entered into by such Purchaser, as assignor, and another Person, as assignee, as provided in
Section 12.01; (ii) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Purchaser and shall not be responsible to any Purchaser for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Seller or to inspect the property (including the books and records) of the Seller; (v) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents, or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         Section 11.03. Rabobank and Affiliates. With respect to its Commitment and the Ownership Interests held by it, if any, Rabobank shall have the same rights and powers as any other Committed Purchaser and may exercise the same as though it were not the Agent or acting in any other capacity under any Transaction Document or Conduit Funding Agreement, and the term "Committed Purchaser" or "Committed Purchasers" shall, unless otherwise expressly indicated, include Rabobank in its individual capacity as a Committed Purchaser hereunder. Rabobank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Seller, any of its Affiliates and any Person who may do business with or own securities of the Seller or any such Affiliate, all as if Rabobank were not the Agent or acting in any other capacity under any Transaction Document or Conduit Funding Agreement, and without any duty to account therefor to the Purchasers.

         Section 11.04. Purchaser Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Agent or any other Purchaser and based on such financial statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Purchaser also acknowledges that it will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and such other Transaction Documents.

         Section 11.05. Indemnification. The Committed Purchasers agree to indemnify the Agent and its directors, officers and employees (to the extent not reimbursed by the Seller), ratably in proportion to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Transaction Documents or the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent or in any such capacity under this Agreement or any of the other Transaction Documents, provided that no Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation to the foregoing, each Committed Purchaser agrees to reimburse the Agent promptly upon demand for such Committed Purchaser's ratable share (computed based on the ratio which such Committed Purchaser's Commitment bears to the aggregate of the Commitments hereunder) of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Transaction Documents, to the extent that such Agent is not reimbursed for such expenses by the Seller. From and after the occurrence of the Termination Date, the indemnification obligations of the Committed Purchasers under this Section 11.05 shall be calculated as if their respective Commitments on the day immediately prior to the Termination Date remained in effect.

         Section 11.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Purchasers and the Seller, and may be removed at any time with or without cause by the Majority Purchasers upon written notice thereof to the Agent and the Seller. Such resignation or removal shall become effective as set forth below. The Majority Purchasers shall have the right to appoint a successor Agent, provided that the Seller, the Servicer and each Administrator shall have the right to approve the successor Agent, which approval shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Purchasers and approved by the Seller, the Servicer and each Administrator, and shall have accepted such appointment, within 30 days after the departing Agent's giving of notice of resignation or the Majority Purchasers' removal of the departing Agent, then the departing Agent may, on behalf of the Purchasers, appoint a successor Agent, which successor Agent shall have short-term debt ratings of at least A-1 from S&P and P-1 from Moody's and shall be either a commercial bank having a combined capital and surplus of at least $250,000,000 or an Affiliate of such an institution. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the departing Agent, and the departing Agent shall be discharged from its duties and obligations under this Agreement; provided that the appointment of such successor Agent shall not become effective until each Conduit Purchaser shall have received written confirmation from each of the rating agencies then rating the Commercial Paper Notes of such Conduit Purchaser that the rating of such Commercial Paper Notes would not, as a result of such appointment, be reduced or withdrawn. Notwithstanding anything contained to the contrary herein, until such time as such successor Agent shall have accepted such appointment as aforesaid, the departing Agent shall not be discharged from any of its duties and obligations as the Agent under this Agreement. After any departing Agent's resignation or removal hereunder as such agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such agent under this Agreement.

         Section 11.07. Authorization and Action of Administrator. Each Purchaser in a Related Group hereby appoints and authorizes the Administrator for such Related Group to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents to which such Administrator is a party, as are delegated to such Administrator by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Purchasers in a Related Group may at any time appoint a new Administrator in accordance with the terms of the applicable Administrator Agreement. Upon the acceptance of any appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the departing Administrator, and the departing Administrator shall be discharged from its duties and obligations under this Agreement.

                                   ARTICLE XII
             ASSIGNMENTS; PARTICIPATIONS; ADDITIONAL RELATED GROUPS

         Section 12.01.    Assignments and Participations.

         (a) Neither the Seller nor the Servicer nor any Purchaser shall have the right to assign its rights or obligations under this Agreement except to the extent otherwise provided herein. The Seller hereby agrees and consents to the complete or partial assignment by any Conduit Purchaser of all or any portion of its rights under, interest in, title to and obligations under this Agreement to
(i) any member of its Related Group and (ii) any other Person approved by the Seller (such approval not to be unreasonably withheld), and upon such assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of a Conduit Purchaser hereunder and (y) the Conduit Purchaser assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Conduit Purchaser's rights and obligations under this Agreement, such Conduit Purchaser shall cease to be a party hereto).

         (b) Each Committed Purchaser may, with the prior written consent of the Administrator for its Related Group, the Seller and AGCO (which consent shall not be unreasonably withheld), assign to one or more banks or other entities all its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Ownership Interests owned by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Committed Purchaser's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Committed Purchaser being assigned pursuant to each such assignment (determined as of the date of the Assignment Agreement with respect to such assignment) shall in no event be less than the lesser of (A) $20,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full amount of the assigning Committed Purchaser's Commitment, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment Agreement together with a processing and recordation fee of $2,000 or such lesser amount as shall be approved by the Agent, (iv) the parties to each such Assignment Agreement shall have agreed to reimburse the Agent for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent) incurred by the Agent in connection with such assignment and (v) the assignee shall execute and deliver to the Seller and the Agent an Investment Letter substantially in the form of Exhibit C. Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in such Assignment Agreement, which effective date shall be the date of acceptance of such Assignment

Agreement by the Agent, unless a later date is specified therein, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, have the rights and obligations of a Committed Purchaser hereunder and (y) the Committed Purchaser assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Committed Purchaser's rights and obligations under this Agreement, such Committed Purchaser shall cease to be a party hereto).

         (c) By executing and delivering an assignment agreement in substantially the form of Exhibit F hereto (an "Assignment Agreement"), the Committed Purchaser assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment Agreement, such assigning Committed Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Committed Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, the Servicer or the Originator or the performance or observance by the Seller, the Servicer or the Originator of any of their respective obligations under this Agreement or any other Transaction Documents; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (iv) such assignee will, independently and without reliance upon the Agent, any Administrator, such assigning Committed Purchaser or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such assignee appoints and authorizes the Administrator for its Related Group to take such actions on its behalf and to exercise such powers under this Agreement as are delegated to such Administrator by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Committed Purchaser.

         (d) Subject to the provisions of Section 12.01(b), upon its receipt of an Assignment Agreement executed by an assigning Committed Purchaser and an assignee, the Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller and each Administrator.

         (e) Each Committed Purchaser may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Ownership Interests owned by it); provided, however, that (i) such Committed Purchaser's obligations under this Agreement (including, without limitation, its Commitment to the Seller hereunder) shall remain unchanged, (ii) such Committed Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Seller, the Servicer, each Administrator, the Agent and the other Purchasers shall continue to deal solely and directly with such Committed Purchaser in connection with such Committed Purchaser's rights and obligations under this Agreement and (iv) such Committed Purchaser shall give prior written notice to the Agent and the Administrator for its Related Group of the identity of such participant. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Committed Purchaser (including any right to receive payment under Sections 10.02 and 10.03); provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Seller to the Committed Purchaser granting its participation had such participation not been granted, and no Committed Purchaser granting a participation shall be entitled to receive payment under such Section in an amount which exceeds the sum of (x) the amount to which such Committed Purchaser is entitled under such Section with respect to payments to be made to it which are not subject to any participation, plus (y) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section 12.01(e), the participant's rights as set forth in the agreement between such participant and the applicable Committed Purchaser to agree to or to restrict such Committed Purchaser's ability to agree to any modification, waiver or release of any of the terms of this Agreement or any other Transaction Document or to exercise or refrain from exercising any powers or rights which such Committed Purchaser may have under or in respect of any Transaction Document shall be limited to the right to consent to any of the matters set forth in Section 13.01(b)(i) of this Agreement.

         (f) Nothing herein shall prohibit any Purchaser from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law and any such pledge or collateral assignment may be made without compliance with this Section 12.01.

         Section 12.02. Additional Related Groups. Upon the Seller's request, an additional Related Group may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Related Group and each of the parties hereto, which execution and delivery shall not be unreasonably refused by such parties. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a "Conduit Purchaser" shall become a party hereto as a Conduit Purchaser, entitled to the rights and subject to the obligations of a Conduit

Purchaser hereunder, (ii) each Person specified therein as a "Committed Purchaser" shall become a party hereto as a Committed Purchaser, entitled to the rights and subject to the obligations of a Committed Purchaser hereunder and
(iii) each Person specified therein as an "Administrator" shall become a party hereto as an Administrator, entitled to the rights and subject to the obligations of an Administrator hereunder. On or prior to the effective date of such Joinder Agreement, the Seller, the new Conduit Purchaser and the new Administrator shall enter into a fee letter for purposes of setting forth the fees payable to the members of such Related Group in connection with this Agreement, which fee letter shall be considered a "Fee Letter" for all purposes of this Agreement.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         Section 13.01.    Waivers and Amendments.

         (a) No failure or delay on the part of the Agent, any Administrator or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 13.01(b). The Seller, the Servicer, the Agent, each Administrator and the Majority Purchasers, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                  (i) without the consent of each affected Purchaser, (A) extend the Commitment Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component thereof), (C) reduce any fee payable to any Administrator for the benefit of the Purchasers in its Related Group, (D) except pursuant to Article XII hereof, change the amount of the Investment of any Purchaser, any Committed Purchaser's Pro Rata Share or any Committed Purchaser's Commitment, or create, with respect to any Committed Purchaser in any Related Group, any obligation for such Committed Purchaser to make any purchase allocable to another Related Group, (E) amend, modify or waive any provision of the definition of Majority Purchasers or this Section 13.01(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable" or "Credit Enhancement", or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses;

                  (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent; or

                  (iii) without the consent of each affected Administrator, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Administrator.

Any modification or waiver made in accordance with this Section 13.01 shall apply to each of the Purchasers equally and shall be binding upon the Seller, the Purchasers, the Administrators and the Agent. Notwithstanding anything herein to the contrary, no amendment to this Agreement shall become effective unless and until each rating agency then rating any of the Commercial Paper Notes of the Conduit Purchasers hereunder confirms that such amendment will not result in the reduction, withdrawal or suspension of the then current rating of such Commercial Paper Notes.

         Section 13.02. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 13.02. The Seller hereby authorizes each Administrator to effect purchases and Settlement Period and Alternative Rate selections based on telephonic notices made by any Person whom such Administrator in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to each Administrator a written confirmation of each telephonic notice signed by an Authorized Officer of the Seller; however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by an Administrator, the records of such Administrator shall govern absent manifest error.

         Section 13.03. Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Unpaid Obligations owing to such Purchaser (other than payments received pursuant to Section 10.02 or 10.03) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Unpaid Obligations, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Unpaid Obligations held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Unpaid Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section 13.04.    Protection of Ownership Interests of the Purchasers.

         (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or that the Agent or any Administrator may reasonably request, to perfect, protect or more fully evidence the Ownership Interests, or to enable the Agent, the Administrators or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time following the occurrence and during the continuation of a Cash Control Event, the Agent may, or the Agent may direct the Seller or the Servicer to, notify the Obligors of Dealer Receivables in which the Seller has an interest, at the Seller's expense, of the ownership interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Dealer Receivables in which the Seller has an interest be made directly to the Agent or its designee. The Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

         (b) If either the Seller or the Servicer fails to perform any of its obligations hereunder, the Agent, any Administrator or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation, and the Agent's, such Administrator's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by the Seller as provided in
Section 10.04. Each of the Seller and the Servicer irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on its behalf (i) to execute on behalf of the Seller as debtor and to file financing statements necessary in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Agent and/or of the Purchasers in the Dealer Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Dealer Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Dealer Receivables. This appointment is coupled with an interest and is irrevocable.

         Section 13.05.    Confidentiality.

         (a) Each of the Seller and the Servicer, the Agent, each Administrator and Purchaser shall maintain and shall cause each of its employees, directors and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent, the Administrators and the Conduit Purchasers, the Seller and the Servicer and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Seller, the Servicer and each Purchaser and its officers, directors and employees may disclose such information to such Person's officers, directors (including the Independent Director of the Seller and any company that employs such Independent Director) and external accountants and attorneys and as required by any applicable law, rule, direction, request or order of any judicial, administrative or regulatory body or any stock exchange, issued during any proceeding or otherwise.

         (b) Anything herein to the contrary notwithstanding, each of the Seller and the Servicer hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Administrators and the Purchasers by each other, (ii) by the Agent, the Administrators or the Purchasers to any prospective or actual assignee or participant of any of them, (iii) by the Agent or any Administrator to any rating agency or (iv) by the Agent or any Administrator to any Commercial Paper Note dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Conduit Purchaser or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which such Administrator acts as the administrative or servicing agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and, in the case of a Person described in clause (ii) or clause (iv), agrees to maintain the confidentiality of such information on the terms and conditions set forth in this Section 13.05. In addition, the Purchasers, the Administrators and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

         Section 13.06. Bankruptcy Petition. (a) The Seller, the Servicer, the Agent, each Administrator and each Purchaser hereby covenants and agrees that, prior to the date that is one year and one day after the latest maturing Commercial Paper Note issued by any Conduit Purchaser (whether or not issued to fund the purchase or maintenance of the Ownership Interests of such Conduit Purchaser hereunder), it will not institute against, or join any other Person in instituting against, such Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         (b) Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall be obligated to pay any amount pursuant to this Agreement unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Commercial Paper Notes of such Conduit Purchaser when due and (ii) after giving effect to such payment, either (x) there is sufficient liquidity availability (determined in accordance with the program documents governing such Conduit Purchaser's securitization program) under all of such Conduit Purchaser's liquidity facilities to pay the face amount of all outstanding Commercial Paper Notes of such Conduit Purchaser when due or (y) all Commercial Paper Notes of such Conduit Purchaser are paid in full. Any amount which a Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in ss.101 of the Bankruptcy Code) against or corporate obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and
(ii) above. Failure of a Conduit Purchaser to make a payment for any purchase of an Ownership Interest hereunder shall be deemed to be an election of such Conduit Purchaser not to purchase such Ownership Interest, whereupon the Committed Purchasers in its Related Group shall purchase such Ownership Interest as provided in Article II hereof.

         Section 13.07. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of a Purchaser, an Administrator or the Agent, no claim may be made by either the Seller or the Servicer or any other Person against any Purchaser, any Administrator or the Agent or any of their respective Affiliates, directors, officers, managers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Seller and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 13.08. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED IN NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         Section 13.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 13.10.    Integration; Binding Effect; Survival of Terms.

         (a) This Agreement, each Deposit Account Agreement and the Fee Letters contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until all Investment hereunder together with all interest, fees, indemnities and other amounts due hereunder have been paid or repaid in full, as the case may be.

         Section 13.11. Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

         Section 13.12. Roles. Each of the Purchasers acknowledges that Rabobank and its Affiliates act, or may in the future act, (i) as administrative agent for NARCO, (ii) as issuing and paying agent for the Commercial Paper Notes of NARCO, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper Notes of NARCO and (iv) to provide other services from time to time for NARCO (collectively, the "Rabobank Roles"). Without limiting the generality of this Section 13.12, each Purchaser hereby acknowledges and consents to any and all Rabobank Roles and agrees that in connection with any Rabobank Role, Rabobank may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for NARCO.

         Section 13.13.    Characterization; Grant of Security Interest.

         (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Ownership Interest. Except as specifically provided in this Agreement, each sale of an Ownership Interest hereunder is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to each Purchaser, each Administrator and the Agent for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, any Administrator or the Agent or any assignee thereof of any obligation of the Seller or the Originator or any other Person arising in connection with the Dealer Receivables, the Related Security, or the related Contracts, or any other obligations of the Seller or the Originator.

         (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, the Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid security interest in all of the Seller's right, title and interest in, to and under all Dealer Receivables now existing or hereafter arising, the Collections, each Deposit Account, all Related Security, all other rights and payments relating to such Dealer Receivables, all of the Seller's rights under the Originator Sale Agreement and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Unpaid Obligations; provided, however, that the

Agent and the Purchasers hereby agree that no security interest is granted in any cash collections or other property included in any Deposit Account to the extent such cash collections or other property does not constitute Dealer Receivables, Related Security or Collections, and the Servicer shall dispose of such cash collections or other property as provided in Section 8.02(e) hereof. After an Early Amortization Event, the Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

         (c) The Seller acknowledges that the Related Security includes the Originator Sale Agreement, and that all of the Seller's right and title to, and interest in, the Originator Sale Agreement is subject to the Ownership Interests acquired by the Purchasers hereunder and the security interest granted to the Agent, for the benefit of the Purchasers, pursuant to Section 13.3(b). Accordingly, the Seller agrees that the Agent, on behalf of the Purchasers, shall have the right (which, upon the occurrence and during the continuance of an Early Amortization Event, shall be an exclusive right) to enforce the Seller's rights and remedies under the Originator Sale Agreement, to receive all amounts payable thereunder or in connection therewith, to consent to amendments, modifications or waivers thereof, and to direct, instruct or request any action thereunder, but in each case without any obligation on the part of the Agent to perform any of the obligations of the Seller under the Originator Sale Agreement. The Agent, on behalf of the Purchasers shall have the exclusive right to direct enforcement by the Seller of its rights and remedies under the Originator Sale Agreement.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


                                 AGCO FUNDING CORPORATION


                                 By: Stephen D. Lupton
                                    --------------------------------------
                                 Name: Stephen D. Lupton
                                      ------------------------------------
                                 Title: Director and Secretary
                                      ------------------------------------

                                 AGCO Funding Corporation
                                 4205 River Green Parkway
                                 Duluth, GA 30096-2568
                                 Attention: Patrick S. Shannon
                                 Fax: (770) 813-6118


                                 AGCO CORPORATION


                                 By: Stephen D. Lupton
                                    --------------------------------------
                                 Name: Stephen D. Lupton
                                      ------------------------------------
                                 Title: Vice President and General Counsel
                                       -----------------------------------

                                 AGCO Corporation
                                 4205 River Green Parkway
                                 Duluth, GA 30096-2568
                                 Attention: Stephen D. Lupton
                                 Fax: (770) 813-6118




                             First Signature Page to
                         Receivables Purchase Agreement

Commitment

$250,000,000            COOPERATIEVE CENTRALE RAIFFEISEN-
                        BOERENLEENBANK B.A., "RABOBANK
                        INTERNATIONAL", NEW YORK BRANCH, as a
                        Committed Purchaser, as an Administrator and as Agent

                        By:               MARY B.W. COE
                           -------------------------------------------
                        Name:             MARY B.W. COE
                             -----------------------------------------
                        Title:           MANAGING DIRECTOR
                              ----------------------------------------

                        By:                  WING NG
                           -------------------------------------------
                        Name:                WING NG
                             -----------------------------------------
                        Title:            VICE PRESIDENT
                             -----------------------------------------



                        Rabobank International
                        245 Park Avenue, 38th Floor
                        New York, New York 10167
                        Attention:  WING NG
                        Fax: (212) 309-5120


                        NIEUW AMSTERDAM RECEIVABLES
                        CORPORATION, as a Conduit Purchaser

                        By: COOPERATIEVE CENTRALE RAIFFEISEN-
                        BOERENLEENBANK B.A.,
                        "RABOBANK INTERNATIONAL", NEW YORK BRANCH,
                        its Attorney-in-Fact

                        By:            MARY B.W. COE
                           ------------------------------------
                        Name:          MARY B.W. COE
                             -----------------------------------------
                        Title:       MANAGING DIRECTOR
                              ----------------------------------------

                        By:                WING NG
                           -------------------------------------------
                        Name:              WING NG
                             -----------------------------------------
                        Title:          VICE PRESIDENT
                              ----------------------------------------


                        c/o Rabobank International
                        245 Park Avenue, 38th Floor
                        New York, New York 10167
                        Attention: Wing Ng
                        Fax: (212) 309-5120


                            Second Signature Page to
                         Receivables Purchase Agreement